                                                                    EXHIBIT 10.1


               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.








                       COLLABORATION AND LICENSE AGREEMENT

                                 BY AND BETWEEN

                          BECTON, DICKINSON AND COMPANY

                                       AND

                      MILLENNIUM PREDICTIVE MEDICINE, INC.

                                TABLE OF CONTENTS

                                                                            Page
Article I

Definitions..................................................................  1
   Section 1.1     "Affiliate"...............................................  1
   Section 1.2     "Amortizable License Payments"............................  2
   Section 1.3     "Approved Sublicensees"...................................  2
   Section 1.4     "Assays"..................................................  3
   Section 1.5     "Bayer Agreement".........................................  3
   Section 1.6     "Becton Dickinson Platform Intellectual Property".........  3
   Section 1.7     "Becton Dickinson Platform Know-How"......................  3
   Section 1.8     "Becton Dickinson Platform Patent Rights".................  3
   Section 1.9     "Becton Dickinson Program Intellectual Property"..........  3
   Section 1.10    "Becton Dickinson Program Know-How".......................  4
   Section 1.11    "Becton Dickinson Program Patent Rights"..................  4
   Section 1.12    "Blocking Third Party Intellectual Property"..............  4
   Section 1.13    "Candidate Marker"........................................  4
   Section 1.14    "Change of Control".......................................  4
   Section 1.15    "Co-Exclusive Pharmacogenomic Product Opportunity"........  5
   Section 1.16    "Colon Product Area"......................................  5
   Section 1.17    "Confidential Information"................................  5
   Section 1.18    "Contract Quarter"........................................  5
   Section 1.19    "Contract Year"...........................................  5
   Section 1.20    "Cost of Goods Sold"......................................  5
   Section 1.21    "Development Program".....................................  6
   Section 1.22    "Diagnostic Product"......................................  6
   Section 1.23    "Direct Cost of Goods Sold"...............................  6
   Section 1.24    "DOJ".....................................................  7
   Section 1.25    "Effective Date"..........................................  7
   Section 1.26    "Enabling Third Party Intellectual Property"..............  7
   Section 1.27    "Enhancing Third Party Intellectual Property".............  7
   Section 1.28    "Equity Closing Date".....................................  8
   Section 1.29    "Exclusive Non-Colon Product Area"........................  8
   Section 1.30    "Exclusive Product Area"..................................  8
   Section 1.31    "Executive Officers"......................................  8
   Section 1.32    "FDA".....................................................  8
   Section 1.33    "Field"...................................................  8
   Section 1.34    "First Commercial Sale"...................................  8
   Section 1.35    "FTC".....................................................  8
   Section 1.36    "FTE".....................................................  8
   Section 1.37    "Gross Profit"............................................  9

   Section 1.38    "Home Brew Product".......................................  9
   Section 1.39    "HSR Act".................................................  9
   Section 1.40    "HSR Clearance Date"......................................  9
   Section 1.41    "HSR Filing"..............................................  9
   Section 1.42    "Joint Program Intellectual Property".....................  9
   Section 1.43    "Joint Program Know-How"..................................  9
   Section 1.44    "Joint Program Patent Rights".............................  9
   Section 1.45    "Kit".....................................................  9
   Section 1.46    "Know-How"................................................  9
   Section 1.47    "Lilly Research and License Agreement".................... 10
   Section 1.48    "Major Market Country".................................... 10
   Section 1.49    "Marker Validation Project"............................... 10
   Section 1.50    "MBio".................................................... 10
   Section 1.51    "MPI"..................................................... 10
   Section 1.52    "MPMx Program Intellectual Property"...................... 10
   Section 1.53    "MPMx Program Know-How"................................... 10
   Section 1.54    "MPMx Program Patent Rights".............................. 11
   Section 1.55    "Net Sales"............................................... 11
   Section 1.56    "Non-Colon Product Area".................................. 12
   Section 1.57    "Non-Exclusive Non-Colon Product Area".................... 12
   Section 1.58    "Non-Exclusive Pharmacogenomic Product Opportunity"....... 12
   Section 1.59    "Non-Exclusive Product Area".............................. 12
   Section 1.60    "Party"................................................... 12
   Section 1.61    "Patent Rights"........................................... 12
   Section 1.62    "PGX Project Proposal".................................... 12
   Section 1.63    "Pharmacogenomic Product"................................. 12
   Section 1.64    "Pharmacogenomic Service"................................. 13
   Section 1.65    "Product"................................................. 13
   Section 1.66    "Product Area"............................................ 13
   Section 1.67    "Program Candidate Marker"................................ 13
   Section 1.68    "Program Diagnostic Product".............................. 13
   Section 1.69    "Program Director"........................................ 13
   Section 1.70    "Program Home Brew Product"............................... 13
   Section 1.71    "Program Intellectual Property"........................... 13
   Section 1.72    "Program Know-How"........................................ 13
   Section 1.73    "Program Patent Rights"................................... 14
   Section 1.74    "Program Pharmacogenomic Product"......................... 14
   Section 1.75    "Program Pharmacogenomic Service"......................... 14
   Section 1.76    "Program Product"......................................... 14
   Section 1.77    "Program Term"............................................ 14
   Section 1.78    "Program Validated Marker"................................ 14
   Section 1.79    "Research Plan"........................................... 14
   Section 1.80    "Research Program"........................................ 14
   Section 1.81    "Reserved Non-Colon Product Area"......................... 15

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


   Section 1.82    "Reserved Product Area"................................... 15
   Section 1.83    "ROFN Products"........................................... 15
   Section 1.84    "Stock Purchase Agreement"................................ 15
   Section 1.85    "Territory"............................................... 15
   Section 1.86    "Third Party Pharmacogenomic Product"..................... 15
   Section 1.87    "U.S. GAAP"............................................... 15
   Section 1.88    "Validated Marker"........................................ 15
   Section 1.89    "Viable Platform"......................................... 15
   Section 1.90    Additional Definitions.................................... 15

Article II

Research Program............................................................. 18
   Section 2.1     Exclusivity............................................... 18
   Section 2.2     Joint Steering Committee.................................. 19
   Section 2.3     Management of Research Program............................ 22
   Section 2.4     Non-Colon Cancer Programs................................. 22
   Section 2.5     Colon Cancer Programs..................................... 25
   Section 2.6     Right of MPMx to Develop Third Party
                   Pharmacogenomic Products.................................. 28
   Section 2.7     Research Program Responsibilities......................... 29
   Section 2.8     Revision or Early Termination of Research
                   Program Relating to Year [**] Milestone................... 31
   Section 2.9     Revision or Early Termination of Research
                   Program for Change of Control............................. 32
   Section 2.10    Development Program....................................... 33
   Section 2.11    Commercialization......................................... 33
   Section 2.12    Becton Dickinson Development and
                   Commercialization Diligence Obligations................... 34
   Section 2.13    Progress Reports.......................................... 38

Article III

Grant of Rights.............................................................. 38
   Section 3.1     MPMx Grants............................................... 38
   Section 3.2     Becton Dickinson Grants................................... 40
   Section 3.3     MPMx Retained Rights...................................... 41
   Section 3.4     Becton Dickinson's [**]................................... 41
   Section 3.5     Section 365(n) of the Bankruptcy Code..................... 42

Article IV

Financial Provisions........................................................  42
   Section 4.1     License Payment..........................................  42
   Section 4.2     Additional Payment.......................................  42
   Section 4.3     Equity Investment........................................  42
   Section 4.4     Convertible Note.........................................  43
   Section 4.5     Research Funding.........................................  44
   Section 4.6     Milestone Payments.......................................  45
   Section 4.7     Royalty Payments to MPMx.................................  50
   Section 4.8     Royalty Payments to Becton Dickinson.....................  52
   Section 4.9     Length of Royalty Payments...............................  52
   Section 4.10    Royalties Payable Only Once..............................  52
   Section 4.11    Royalty Reports and Accounting...........................  53
   Section 4.12    Currency and Method of Payments; Late Payments...........  53
   Section 4.13    Tax Withholding..........................................  54
   Section 4.14    Blocked Payments.........................................  54

Article V

Intellectual Property Ownership, Protection and Related Matters.............  54
   Section 5.1     Ownership of Inventions..................................  54
   Section 5.2     Prosecution and Maintenance of Patent Rights.............  55
   Section 5.3     Exploitation of Joint Program Intellectual
                   Property.................................................  56
   Section 5.4     Blocking, Enabling and Enhancing Third Party
                   Intellectual Property....................................  56
   Section 5.5     Third Party Infringement.................................  58
   Section 5.6     Claimed Infringement; Claimed Invalidity.................  59
   Section 5.7     Patent Term Extensions...................................  60
   Section 5.8     Patent Marking...........................................  61

Article VI

Confidentiality.............................................................  61
   Section 6.1     Confidential Information.................................  61
   Section 6.2     Disclosure of Provisions of Agreements...................  62
   Section 6.3     Employee and Advisor Obligations.........................  62
   Section 6.4     Term.....................................................  62
   Section 6.5     Publications.............................................  62

Article VII

Representations and Warranties..............................................  63
   Section 7.1     Representations of Authority.............................  63
   Section 7.2     Consents.................................................  63

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



   Section 7.3     No Conflict..............................................  63
   Section 7.4     Employee Obligations.....................................  64
   Section 7.5     Third Party Rights.......................................  64
   Section 7.6     Agreements with MPI......................................  65
   Section 7.7     Year 2000 Compliance.....................................  66
   Section 7.8     No Warranties............................................  66

Article VIII

Term and Termination........................................................  66
   Section 8.1     Term.....................................................  66
   Section 8.2     Survival of Licenses.....................................  66
   Section 8.3     Termination For Material Breach..........................  66
   Section 8.4     No Effectiveness Upon HSR Denial or Termination
                   of Stock Purchase Agreement..............................  67
   Section 8.5     Effect of Termination....................................  67

Article IX

Dispute Resolution..........................................................  68
   Section 9.1     Alternative Dispute Resolution...........................  68
   Section 9.2     No Limitation............................................  68

Article X

Miscellaneous Provisions....................................................  69
   Section 10.1    Product Liability Indemnification........................  69
   Section 10.2    Governing Law............................................  70
   Section 10.3    Assignment...............................................  70
   Section 10.4    Amendments...............................................  70
   Section 10.5    Notices..................................................  70
   Section 10.6    Force Majeure............................................  71
   Section 10.7    Public Announcements.....................................  71
   Section 10.8    Independent Contractors..................................  72
   Section 10.9    No Strict Construction...................................  72
   Section 10.10   Headings.................................................  72
   Section 10.11   No Implied Waivers; Rights Cumulative....................  72
   Section 10.12   Severability.............................................  72
   Section 10.13   Execution in Counterparts................................  72
   Section 10.14   HSR Filing...............................................  72

Exhibits

Exhibit A -- Non-Colon Product Areas
Exhibit B -- Research Plan
Exhibit C -- Year [**] Milestone
Exhibit D -- Form of Convertible Note
Exhibit E -- Research Funding Payments for First Contract Year
Exhibit F -- Alternative Dispute Resolution Process
Exhibit G -- Guaranty

                       COLLABORATION AND LICENSE AGREEMENT


         This Collaboration and License Agreement (the "Agreement"), dated the 21st day of February, 1999 (the "Execution Date"), is by and between Becton, Dickinson and Company, a corporation organized and existing under the laws of New Jersey and having its principal office at One Becton Drive, Franklin Lakes, New Jersey 07417 ("Becton Dickinson") and Millennium Predictive Medicine, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 640 Memorial Drive, Cambridge, Massachusetts 02139 ("MPMx").

                                  INTRODUCTION

         1. MPMx is engaged in the business of using genetics, genomics and proteomics technologies to discover and develop diagnostic and pharmacogenomic products and to provide pharmacogenomic services.

         2. Becton Dickinson is engaged in the business of discovering, developing and marketing diagnostic products.

         3. Becton Dickinson and MPMx are interested in collaborating in certain areas of cancer to discover and commercialize novel diagnostic and pharmacogenomic products.

         NOW, THEREFORE, Becton Dickinson and MPMx agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         When used in this Agreement, each of the following terms shall have the meanings set forth in this Article I:

         SECTION 1.1 "AFFILIATE" means any corporation, company, partnership, joint venture or other entity which controls, is controlled by, or is under common control with a Party or, solely with respect to Section 2.1(c), MPI. For purposes of this Section 1.1, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         SECTION 1.2 "AMORTIZABLE LICENSE PAYMENTS" means amounts determined as follows: In the event that Becton Dickinson shall pay to a third party (or MPMx shall pay to a third party and be reimbursed by Becton Dickinson pursuant to
Section 5.4) any license, access or similar fee in respect of licenses obtained to Blocking Third Party Intellectual Property, Enabling Third Party Intellectual Property or Enhancing Third Party Intellectual Property, [**] in the case of both Blocking Third Party Intellectual Property and Enabling Third Party Intellectual Property, and (b) [**], in the case of Enhancing Third Party Intellectual Property, shall be deemed to be Amortizable License Payments and shall be amortized in quarterly amounts, and each such quarterly amount shall be added to Cost of Goods Sold as follows: Becton Dickinson shall include in Costs of Goods Sold an amount equal to [**] for the applicable Program Product (the "Per Product License Amortization Amount") until the total amount of the Per Product License Amortization Amounts included in Cost of Goods Sold is equivalent to the Adjusted Amortizable License Payment. For purposes of this
Section 1.2, "Adjusted Amortizable License Payment" shall mean the total amount of the Amortizable License Payment for the applicable Program Product plus interest compounded quarterly on the unamortized balance of such amount at the [**] in effect at the time the obligation to make the Amortizable License Payment was incurred (i.e. the date the applicable license was obtained). For example, assuming that (i) Becton Dickinson paid [**] in license fees to a third-party on [**], with respect to Blocking Third Party Intellectual Property that covers Program Product X, (ii) the [**] on [**] (iii) no Net Sales of Program Product X occur in [**], and Net Sales of Program Product X during the calendar quarter ending on [**], respectively, then (A) the amount included in Cost of Goods Sold for Program Product X for the quarter ended [**] will be [**] and (B) the amount included in Cost of Good Sold for Program Product X for the quarter ended [**] will be [**] but cumulatively capped in the aggregate by the Adjusted Amortizable License Payment of [**] per annum compounded quarterly x [**] years = [**] per annum compounded quarterly x [**] years = [**]).

         SECTION 1.3 "APPROVED SUBLICENSEES" means (a) a third party with which Becton Dickinson is, as of the Execution Date, negotiating to enter into a collaborative alliance, the purpose of which is to develop a nucleic acid-based platform for in vitro diagnostic and pharmacogenomic tests; (b) academic institutions which are engaged for conducting clinical trials on behalf of Becton Dickinson relating to the Development Program, PROVIDED THAT (i) any sublicense to such an academic institution shall be limited to the conduct of such clinical trials for non-commercial purposes only and (ii) Becton Dickinson shall review with the Joint Steering Committee the choice of such academic institutions; (c) any direct or indirect wholly-owned subsidiary of Becton Dickinson; and (d) such other persons or entities as may be designated in accordance with the following procedures: (i) if Becton Dickinson, in its sole discretion, determines that it would be advantageous to grant a sublicense to secure access to technological or commercialization resources or expertise useful

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


for the development or commercialization of a Program Product, it shall notify the Joint Steering Committee, including in such notice the scope of the proposed sublicense and the names of any proposed sublicensees; and (ii) the Joint Steering Committee shall be responsible for determining the scope of any such sublicense and for selecting and approving any such sublicensee, whether one of the potential sublicensees suggested by Becton Dickinson or such other person or entity as the Joint Steering Committee shall determine to be appropriate.

         SECTION 1.4 "ASSAYS" means formatted reagents for conducting a diagnostic or pharmacogenomic test using (i) an instrument(s) owned by Becton Dickinson, or to which Becton Dickinson otherwise has access, and/or (ii) any other platform(s) designated by the Joint Steering Committee.

         SECTION 1.5 "BAYER AGREEMENT" means the Agreement dated September 22, 1998 by and between MPI and Bayer AG ("Bayer").

         SECTION 1.6 "BECTON DICKINSON PLATFORM INTELLECTUAL PROPERTY" means Becton Dickinson Platform Know-How and Becton Dickinson Platform Patent Rights, collectively.

         SECTION 1.7 "BECTON DICKINSON PLATFORM KNOW-HOW" means equipment existing as of the Effective Date and new versions of such equipment, and Know-How relating to such equipment and new versions of such equipment, including without limitation Becton Dickinson's [**] and all Know-How and equipment relating to sample [**] (a) that is reasonably necessary to make [**] (b) that is owned or controlled by, or licensed to, Becton Dickinson, and (c) to which Becton Dickinson has the right to grant licenses or sublicenses without violating the terms of any agreement with a third party.

         SECTION 1.8 "BECTON DICKINSON PLATFORM PATENT RIGHTS" means a Patent Right (a) that covers Becton Dickinson Platform Know-How, (b) that is owned or controlled by, or licensed to, Becton Dickinson, and (c) to which Becton Dickinson has the right to grant licenses or sublicenses without violating the terms of any agreement with a third party.

         SECTION 1.9 "BECTON DICKINSON PROGRAM INTELLECTUAL PROPERTY" means Becton Dickinson Program Know-How and Becton Dickinson Program Patent Rights, collectively.

         SECTION 1.10 "BECTON DICKINSON PROGRAM KNOW-HOW" means any Know-How that (a) is developed using MPMx Program Intellectual Property, (b) either (i) Becton Dickinson or an Approved Sublicensee develops or acquires in the course of the Research Program and/or the Development Program, or (ii) Becton Dickinson or an Approved Sublicensee develops or acquires during the term of, but not in the course of, the Research Program and/or the Development Program, and (c) is owned or controlled by, or licensed to, Becton Dickinson or such Approved Sublicensee and to which Becton Dickinson or such Approved Sublicensee has the right to grant licenses or sublicenses without violating the terms of any agreement with a third party; PROVIDED THAT Becton Dickinson Program Know-How shall not include Becton Dickinson Platform Know-How and Joint Program Know-How.

         SECTION 1.11 "BECTON DICKINSON PROGRAM PATENT RIGHTS" means a Patent Right (a) that covers Becton Dickinson Program Know-How, (b) that is owned or controlled by, or licensed to, Becton Dickinson or an Approved Sublicensee, and
(c) to which Becton Dickinson or an Approved Sublicensee has the right to grant a license or sublicense without violating the terms of any agreement with a third party.

         SECTION 1.12 "BLOCKING THIRD PARTY INTELLECTUAL PROPERTY" means, with respect to any country in the Territory, on a country-by-country basis, Patent Rights in such country owned or controlled by a third party that cover either
(a) the composition of matter of a Program Validated Marker, or (b) a method of using a Program Validated Marker that is independent of platform, but only if the manufacture, use, offer for sale, sale, or import of a Program Product for use in the Field in such country would, in the absence of a license granted by such third party, infringe such Patent Rights, as determined pursuant to Section 5.4, PROVIDED, HOWEVER, that Blocking Third Party Intellectual Property shall only include those Patent Rights to which a license is necessary to enable Becton Dickinson to develop and commercialize a Program Product that contains such Program Validated Marker and to enable MPMx to research and develop such Program Validated Marker for use in a Program Product.

         SECTION 1.13 "CANDIDATE MARKER" means any reagent, including without limitation DNA, RNA, protein or antibody, which is suggested by scientific data to be of potential use as a Product or component thereof.

         SECTION 1.14 "CHANGE OF CONTROL" means (a) a merger, consolidation or other transaction or series of related transactions as a result of which persons who were shareholders of MPMx immediately prior thereto would not immediately thereafter beneficially own (as defined in Rule 13d-3 promulgated under the Exchange Act) at least [**] of the combined voting power of MPMx or the surviving entity immediately after such transaction; or (b) any one person or "group", as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than any trustee or other fiduciary holding securities under an

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


employee benefit plan of MPMx), together with any of such person's "affiliates" or "associates", as such terms are used in the Exchange Act, becoming the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of [**] or more of the combined voting power of the outstanding securities of MPMx.

         SECTION 1.15 "CO-EXCLUSIVE PHARMACOGENOMIC PRODUCT OPPORTUNITY" means a Co-Exclusive Colon Pharmacogenomic Product Opportunity and/or a Co-Exclusive Non-Colon Pharmacogenomic Product Opportunity.

         SECTION 1.16 "COLON PRODUCT AREA" means a Staging or Screening Product application in colon cancer.

         SECTION 1.17 "CONFIDENTIAL INFORMATION" means all Know-How or other information, including, without limitation, proprietary information and materials (whether or not patentable) regarding a Party's technology, products, business information or objectives, which is designated as confidential in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such Know-How or other information is disclosed by the disclosing Party to the other Party. Notwithstanding the foregoing, (a) all Program Know-How, Program Patent Rights and Becton Dickinson Platform Intellectual Property shall constitute Confidential Information and (b) Know-How or other information which is orally, electronically or visually disclosed by a Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information of a Party (i) if the disclosing Party, within thirty (30) days after such disclosure, delivers to the other Party a written document or documents describing the Know-How or other information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made, or (ii) such Know-How or other information is of the type that is customarily considered to be confidential information by persons engaged in activities that are substantially similar to the activities being engaged in by the Parties pursuant to this Agreement.

         SECTION 1.18 "CONTRACT QUARTER" means the period beginning on the first day of the First Contract Year and ending on March 31, 1999, and each succeeding quarter thereafter during the Program Term.

         SECTION 1.19 "CONTRACT YEAR" means (a) the period beginning on February 1, 1999 and ending on September 30, 1999 (the "First Contract Year"), (b) each of the four (4) succeeding twelve (12) month periods thereafter during the Program Term (referred to as the "Second Contract Year", "Third Contract Year", etc.), and (c) the period beginning on October 1, 2003 and ending January 31, 2004 (the "Sixth Contract Year").

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         SECTION 1.20 "COST OF GOODS SOLD" means, with respect to each Program Product for each calendar quarter, Direct Cost of Goods Sold for such Program Product for such calendar quarter plus (a) [**] of the royalties accrued in such calendar quarter by Becton Dickinson (or paid by MPMx and reimbursed by Becton Dickinson pursuant to Section 5.4 below) to third parties based on the sale of such Program Product pursuant to licenses obtained by a Party from such third parties with respect to Blocking Third Party Intellectual Property relating to such Program Product; (b) [**] of the royalties accrued in such calendar quarter by Becton Dickinson (or paid by MPMx and reimbursed by Becton Dickinson pursuant to Section 5.4 below) to third parties based on the sale of such Program Product pursuant to licenses obtained by a Party from such third parties with respect to Enabling Third Party Intellectual Property incorporated in such Program Product;
(c) [**] of the royalties accrued in such calendar quarter by Becton Dickinson (or paid by MPMx and reimbursed by Becton Dickinson pursuant to Section 5.4 below) to third parties pursuant to licenses obtained by a Party from such third parties based on the sale of such Program Product with respect to Enhancing Third Party Intellectual Property incorporated in such Program Product; and (d) the portion of any Amortizable License Payment allocable to such Program Product for such calendar quarter. Notwithstanding the foregoing, royalty and/or license, access or similar fees paid to third parties pursuant to licenses obtained to Blocking Third Party Intellectual Property, Enabling Third Party Intellectual Property or Enhancing Third Party Intellectual Property shall only be included in the definition of "Cost of Goods Sold" if the Party obtaining such licenses has complied with the terms of Section 5.4.

         SECTION 1.21 "DEVELOPMENT PROGRAM" means the product development program to be performed by Becton Dickinson and Approved Sublicensees, if any, during and after the term of the Research Program, to develop Program Products for use in the Field, the term of which shall continue until [**] after the termination of the Research Program.

         SECTION 1.22 "DIAGNOSTIC PRODUCT" means any Kit that (a) contains one or more Validated Markers, and (b) identifies patients having a particular disease, or having a predisposition to a particular disease (a "Screening Product"), and/or monitors the aggressivity or prognosis of any disease in patients (a "Staging Product"). The term Diagnostic Product includes both Home Brew Products and products that have received regulatory review and/or approval.

         SECTION 1.23 "DIRECT COST OF GOODS SOLD" means, with respect to each Program Product for each calendar quarter, the sum of (a) Becton Dickinson's cost of [**]

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


quarter (as calculated on an annual basis in accordance with and consistent with the methods used by Becton Dickinson to calculate direct costs for its other product lines), and (b) the amortizable cost of any Special Purpose Equipment. As used herein, the term "Special Purpose Equipment" means manufacturing equipment that is (x) [**] and (y) [**] all as determined by the Joint Steering Committee. Special Purpose Equipment shall be amortized monthly on a straight line basis for a number of months not to exceed the period set forth in Becton Dickinson's Finance Policy Guide in effect as of the time such Special Purpose Equipment was purchased by Becton Dickinson; provided that under no circumstances shall the Special Purpose Equipment be amortized over a period of less than sixty (60) months. The monthly amortization of Special Purpose Equipment shall be included in Direct Cost of Goods Sold beginning with the first month in which Program Products manufactured with the Special Purposes Equipment are sold and shall be included each month thereafter until the full amortizable cost of the Special Purpose Equipment has been included in Direct Cost of Goods Sold.

         SECTION 1.24 "DOJ" means the United States Department of Justice.

         SECTION 1.25 "EFFECTIVE DATE" means the later of the HSR Clearance Date and the Equity Closing Date.

         SECTION 1.26 "ENABLING THIRD PARTY INTELLECTUAL PROPERTY" means, with respect to any country in the Territory, on a country-by-country basis, Patent Rights in such country owned or controlled by a third party that cover either
(a) the composition of matter of a Validated Marker that is not a Program Validated Marker, or (b) a method that is independent of platform of using a Validated Marker which is not a Program Validated Marker, but only if (x) such Validated Marker is included in a Program Product because such Program Product would have no medical value in the Field without the inclusion of such Validated Marker, and (y) the manufacture, use, offer for sale, sale, or import of such Program Product for use in the Field in such country would, in the absence of a license granted by such third party, infringe such Patent Rights, all as determined pursuant to Section 5.4, PROVIDED, HOWEVER, that Enabling Third Party Intellectual Property shall only include those Patent Rights to which a license is necessary to enable Becton Dickinson to develop and commercialize a Program Product that contains such Validated Marker and to enable MPMx to research and develop such Validated Marker for use in a Program Product.

         SECTION 1.27 "ENHANCING THIRD PARTY INTELLECTUAL PROPERTY" means, with respect to any country in the Territory, Patent Rights in such country owned or controlled by a third party that cover either (a) the composition of matter of a Validated Marker that is not a Program Validated Marker, or (b) a method of using a Validated Marker which is not a Program Validated Marker that is independent of platform, but only if (x) such Validated Marker is included in a Program Product because such Validated Marker materially enhances the commercial value of such Program Product for use in the Field, and (y) the manufacture, use, offer for sale, sale, or import of such Program Product for use in the Field in such country would, in the absence of a license granted by such third party, infringe such Patent Rights, all as determined pursuant to Section 5.4, PROVIDED, HOWEVER, that Enabling Third Party Intellectual Property shall only include those Patent Rights to which a license is necessary to enable Becton Dickinson to develop and commercialize a Program Product that contains such Validated Marker and to enable MPMx to research and develop such Validated Marker for use in a Program Product.

         SECTION 1.28 "EQUITY CLOSING DATE" means the Closing Date (as defined in the Stock Purchase Agreement).

         SECTION 1.29 "EXCLUSIVE NON-COLON PRODUCT AREA" means a Non-Colon Product Area that (a) is selected by Becton Dickinson for inclusion in the Research Program; and (b) is (i) an active area of research by MPMx and Becton Dickinson within the Research Program with a committed staffing and funding level and appropriate scientific rationale that is approved by the Joint Steering Committee and/or (ii) a Product Area for which a Program Diagnostic Product that was developed within the Research Program is being further developed in the Development Program or is being commercialized by Becton Dickinson or an Approved Sublicensee.

         SECTION 1.30 "EXCLUSIVE PRODUCT AREA" means an Exclusive Colon Product Area and/or an Exclusive Non-Colon Product Area.

         SECTION 1.31 "EXECUTIVE OFFICERS" means the Chief Executive Officer of Becton Dickinson (or a senior executive officer of Becton Dickinson designated by Becton Dickinson) and the President of MPMx (or a senior executive officer of MPMx designated by MPMx).

         SECTION 1.32 "FDA" means the United States Food and Drug
Administration.

         SECTION 1.33 "FIELD" means, collectively, the following human diseases: melanoma, breast cancer, uterine cancer, ovarian cancer, cervical cancer, prostate cancer and colon cancer. Each of the foregoing human diseases is referred to as a "Disease Area".

         SECTION 1.34 "FIRST COMMERCIAL SALE" means, for each Program Product, the first commercial sale in a country by Becton Dickinson, its Affiliates and/or Approved Sublicensees as part of a nationwide product introduction. Sales for test marketing, clinical trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale.

         SECTION 1.35 "FTC" means the United States Federal Trade Commission.

         SECTION 1.36 "FTE" means a full time equivalent person year (consisting of a total of one thousand eight hundred eighty (1,880) hours per year) of scientific, technical or managerial work on or directly related to the Research Program and/or the Development Program.

         SECTION 1.37 "GROSS PROFIT" means, with respect to a Program Product for each calendar quarter, Net Sales for such Program Product for such calendar quarter less Cost of Goods Sold for such Program Product for such calendar quarter.

         SECTION 1.38 "HOME BREW PRODUCT" means a Product that (a) is sold or licensed solely to reference laboratories, and (b) has not been approved by applicable regulatory authorities.

         SECTION 1.39 "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (15 U.S.C. Sec. 18a), and the rules and regulations promulgated thereunder.

         SECTION 1.40 "HSR CLEARANCE DATE" means the earlier of (a) the date on which the FTC shall notify Becton Dickinson and MPMx of early termination of the applicable waiting period under the HSR Act, or (b) the day after the date on which the applicable waiting period under the HSR Act expires.

         SECTION 1.41 "HSR FILING" means filings by Becton Dickinson and MPMx with the FTC and the Antitrust Division of the DOJ of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR
Act) with respect to the matters set forth in this Agreement and the Stock Purchase Agreement, together with all required documentary attachments thereto.

         SECTION 1.42 "JOINT PROGRAM INTELLECTUAL PROPERTY" means Joint Program Know- How and Joint Program Patent Rights, collectively. For purposes of this Agreement, Blocking Third Party Intellectual Property, Enabling Third Party Intellectual Property and Enhancing Third Party Intellectual Property that is licensed-in pursuant to Section 5.4 shall be considered to be Joint Program Know-How and/or Joint Program Patent Rights, as applicable.

         SECTION 1.43 "JOINT PROGRAM KNOW-HOW" means any Know-How that is developed or acquired jointly by the Parties in the course of the Research Program and/or the Development Program, including Joint Inventions, as that term is defined in Section 5.1(c).

         SECTION 1.44 "JOINT PROGRAM PATENT RIGHTS" means a Patent Right that covers Joint Program Know-How.

         SECTION 1.45 "KIT" means the Validated Markers and set of reagents and other materials that are consumed, that constitute a Product.

         SECTION 1.46 "KNOW-HOW" means any information, inventions, copyrights, trade secrets, data or materials, including without limitation biological materials (such as cell lines, RNA, RNA fragments, DNA, DNA fragments, organisms, proteins, polypeptides, plasmids, vectors, fragments of such proteins, polypeptides, plasmids and vectors, and unmodified derivatives, progeny and variants of all of the foregoing), and software.

         SECTION 1.47 "LILLY RESEARCH AND LICENSE AGREEMENT" means the Amended and Restated Research and License Agreement dated December 22, 1998 by and between MPI and Eli Lilly and Company ("Lilly").

         SECTION 1.48 "MAJOR MARKET COUNTRY" means the United States, the United Kingdom, Germany, France, Italy or Japan.

         SECTION 1.49 "MARKER VALIDATION PROJECT" means a project undertaken by MPMx in the course of the Research Program pursuant to Section 2.8(b), Section 2.9(b), or Section 4.5(c), with the goal of validating a Program Candidate Marker or a set of Program Candidate Markers, delivered by MPMx to Becton Dickinson pursuant to the Research Plan, to the extent necessary to qualify any such marker(s) as a Program Validated Marker(s).

         SECTION 1.50 "MBIO" means Millennium BioTherapeutics, Inc., (a) a corporation organized and existing under the laws of the State of Delaware and having its principal office at 640 Memorial Drive, Cambridge, Massachusetts 02139, and (b) an Affiliate of MPMx, as of the Execution Date.

         SECTION 1.51 "MPI" means Millennium Pharmaceuticals, Inc., (a) a corporation organized and existing under the laws of the State of Delaware and having its principal office at 640 Memorial Drive, Cambridge, Massachusetts 02139, and (b) an Affiliate of MPMx, as of the Execution Date.

         SECTION 1.52 "MPMX PROGRAM INTELLECTUAL PROPERTY" means MPMx Program Know-How and MPMx Program Patent Rights, collectively.

         SECTION 1.53 "MPMX PROGRAM KNOW-HOW" means any Know-How that (a) MPMx reasonably determines to be useful to discover and develop Validated Markers relevant to the Field and to develop, make, use, sell or seek approval to

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


market Products for use in the Field, (b) either (i) is in MPMx's possession on the Effective Date and is used in the course of the Research Program, or (ii) MPMx develops or acquires in the course of the Research Program, or (iii) MPMx acquires during the term, but not in the course, of the Research Program, and
(c) is owned or controlled by, or licensed to, MPMx and to which MPMx has the right to grant licenses or sublicenses without violating the terms of any agreement with a third party; PROVIDED THAT MPMx Program Know-How shall not include (A) methods or technology, including without limitation software, for conducting genomic, proteomic, pharmacogenomic and diagnostic research and development, (B) Joint Program Know-How and (C) Know-How developed or acquired by MPMx in the course of the research and development of products in Non-Exclusive Product Areas or Non-Exclusive Pharmacogenomic Product Opportunities.

         SECTION 1.54 "MPMX PROGRAM PATENT RIGHTS" means a Patent Right (a) that covers MPMx Program Know-How, (b) that is owned or controlled by, or is licensed to MPMx, and (c) to which MPMx has the right to grant a license or sublicense without violating the terms of any agreement with a third party.

         SECTION 1.55 "NET SALES" means the gross amount invoiced by Becton Dickinson, its Affiliates and/or Approved Sublicensees on sales or other dispositions of a Program Product to unrelated third parties, less the following items:

         a.       [**] with respect to such sales; and

         b.       [**]

         It is understood by the Parties that a Program Product may be sold under a reagent rental agreement, or analogous agreement, where a purchaser is provided an instrument for use in conjunction with a Program Product and the costs associated with the placement and use of the instrument are not separately billed, but instead represent some portion of the purchase price of the Program Product, such that the transaction does not enable determination of the Net Sales solely with respect to a Program Product. In such event, the Net Sales for those units of such a particular Program Product which are sold on a reagent rental or analogous basis shall be calculated by multiplying for each Program Product on a country-by-country basis, (i) the average Net Sales price per unit when the said Program Product is sold during the royalty-paying period in question to end users on other than a reagent rental or analogous basis, by (ii) the number of such units of said Program Product sold on a reagent rental or analogous basis during the period for which Net Sales is being calculated.

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         If no Program Products are sold other than under a reagent rental agreement or analogous basis during the period for which Net Sales is being calculated, then the Net Sales for purposes of determining royalty payments shall be the Net Sales reduced by the amount of allocated instrument price (to include instrument interest and service, if applicable), that amount being calculated by multiplying the number of cumulative installed instruments amortized for that period, that amortization being established in accordance with U.S. GAAP.

         In the event Program Products are sold together with other products at a single price, or a Program Product is configured as a combination package containing other products which do not interact with the Program Validated Marker to yield a diagnostic or pharmacogenomic result (e.g. sample collection, stabilization or purification products), such single price shall be allocated among Program Products and the other products based on the market price for such products when sold separately, PROVIDED THAT if either of such products is not also then being sold alone, Becton Dickinson and MPMx shall agree upon the market price that could reasonably be expected for that product or a comparable product.

                  c. All such amounts as described in this Section 1.47 shall be determined from the books and records of Becton Dickinson, its Affiliates and/or Approved Sublicensees, maintained in accordance with U.S. GAAP.

         SECTION 1.56 "NON-COLON PRODUCT AREA" means [**] that is not colon cancer, as shown in EXHIBIT A.

         SECTION 1.57 "NON-EXCLUSIVE NON-COLON PRODUCT AREA" means a Non-Colon Product Area that is neither an Exclusive Non-Colon Product Area nor a Reserved Non-Colon Product Area.

         SECTION 1.58 "NON-EXCLUSIVE PHARMACOGENOMIC PRODUCT OPPORTUNITY" means a Non-Exclusive Colon Pharmacogenomic Product Opportunity and/or a Non-Exclusive Non-Colon Pharmacogenomic Product Opportunity.

         SECTION 1.59 "NON-EXCLUSIVE PRODUCT AREA" means a Non-Exclusive Colon Product Area and/or a Non-Exclusive Non-Colon Product Area.

         SECTION 1.60 "PARTY" means Becton Dickinson or MPMx; "PARTIES" means Becton Dickinson and MPMx. As used in this Agreement, references to "third parties" do not include a Party or its Affiliates.

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         SECTION 1.61 "PATENT RIGHTS" means a U.S. and/or foreign patent or patent application and all divisions, continuations, continuations-in-part, reissues, reexaminations and extensions thereof, in whole or in part.

         SECTION 1.62 "PGX PROJECT PROPOSAL" means a Colon PGX Project Proposal and/or a Non-Colon PGX Project Proposal.

         SECTION 1.63 "PHARMACOGENOMIC PRODUCT" means any Kit that contains one or more Validated Markers, and (a) is used to [**]. The term "Pharmacogenomic Product" includes both Home Brew Products and products that have received regulatory review and/or approval.

         SECTION 1.64 "PHARMACOGENOMIC SERVICE" means a service in which any Kit incorporating a Validated Marker is used for the selection of patients for participation in a clinical trial organized by a third party to evaluate at least one therapeutic drug candidate or prophylactic drug candidate that has not previously failed in development.

         SECTION 1.65 "PRODUCT" means a Diagnostic Product and/or a Pharmacogenomic Product, as the case may be.

         SECTION 1.66 "PRODUCT AREA" means a Colon Product Area and/or a Non-Colon Product Area.

         SECTION 1.67 "PROGRAM CANDIDATE MARKER" means a Candidate Marker that
(a) incorporates, is derived from, is developed using or is covered by Program Intellectual Property and (b) has been shown in a study of clinically annotated human tissue samples to be of potential use in the development of a Program Product or a component thereof. The determination that a Candidate Marker has achieved the status of a Program Candidate Marker shall be made in good faith by the Joint Steering Committee.

         SECTION 1.68 "PROGRAM DIAGNOSTIC PRODUCT" means a Diagnostic Product that (a) contains one or more Program Validated Markers, and (b) is developed for use in one or more of the Disease Areas.

         SECTION 1.69 "PROGRAM DIRECTOR" means the research executive appointed by a Party to serve as such Party's principal coordinator and liaison for the Research Program. The Program Director appointed by Becton Dickinson is referred to as the "Becton Dickinson Program Director," and the Program Director appointed by MPMx is referred to as the "MPMx Program Director."

         SECTION 1.70 "PROGRAM HOME BREW PRODUCT" means a Home Brew Product that contains one or more Program Validated Markers.

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         SECTION 1.71 "PROGRAM INTELLECTUAL PROPERTY" means Program Know-How and Program Patent Rights, collectively.

         SECTION 1.72 "PROGRAM KNOW-HOW" means MPMx Program Know-How, Becton Dickinson Program Know-How and Joint Program Know-How, collectively.

         SECTION 1.73 "PROGRAM PATENT RIGHTS" means MPMx Program Patent Rights, Becton Dickinson Program Patent Rights and Joint Program Patent Rights, collectively.

         SECTION 1.74 "PROGRAM PHARMACOGENOMIC PRODUCT" means a Pharmacogenomic Product that (a) contains one or more Program Validated Markers, and (b) is developed for use with any drug or class of drugs with an approved indication in one or more of the Disease Areas.

         SECTION 1.75 "PROGRAM PHARMACOGENOMIC SERVICE" means a Pharmacogenomic Service that (a) is provided using one or more Program Validated Markers, and
(b) relates to a therapeutic and/or prophylactic agent which is intended to treat and/or prevent an indication in one or more of the Disease Areas.

         SECTION 1.76 "PROGRAM PRODUCT" means a Program Diagnostic Product and/or Program Pharmacogenomic Product, as the case may be.

         SECTION 1.77 "PROGRAM TERM" means the period commencing on the Effective Date and ending on the earlier of (a) the last day of the Sixth Contract Year, (b) the termination of the Research Program pursuant to Section
2.8 or 2.9 or (c) the date of the termination of this Agreement.

         SECTION 1.78 "PROGRAM VALIDATED MARKER" means a Program Candidate Marker or set of Program Candidate Markers that has been validated by MPMx in a clinically relevant population mirroring the intended use of the Product to demonstrate clinical significance and [**]. The determination that a Program Candidate Marker has achieved the status of a Program Validated Marker shall be approved in good faith by the Joint Steering Committee.

         SECTION 1.79 "RESEARCH PLAN" means (a) the generic research and development plan to be undertaken in the Research Program and Development Program, which is attached as EXHIBIT B to this Agreement, as such plan may be updated or amended pursuant to Section 2.3(c), and (b) a more specific research and development plan for each Exclusive Product Area, Co-Exclusive Colon Product Area, Exclusive Colon

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


Pharmacogenomic Product Opportunity and Co-Exclusive Pharmacogenomic Product Opportunity, as reviewed and approved by the Joint Steering Committee.

         SECTION 1.80 "RESEARCH PROGRAM" means the research program to be undertaken by the Parties to develop Products for use in the Field, including Screening Products, Staging Products and Pharmacogenomic Products, as more fully set forth in the Research Plan. The Research Program does not encompass activities undertaken by either Party with respect to Non-Exclusive Product Areas or NonExclusive Pharmacogenomic Product Opportunities.

         SECTION 1.81 "RESERVED NON-COLON PRODUCT AREA" means a Non-Colon Product Area that (a) is selected by Becton Dickinson; (b) is not an Exclusive Non-Colon Product Area; and (c) can become EITHER an Exclusive Non-Colon Product Area upon selection by Becton Dickinson OR a Non-Exclusive Non-Colon Product Area.

         SECTION 1.82 "RESERVED PRODUCT AREA" means a Reserved Colon Product Area and/or a Reserved Non-Colon Product Area.

         SECTION 1.83 [**] means [**].

         SECTION 1.84 "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement between Becton Dickinson and MPMx dated as of the Execution Date.

         SECTION 1.85 "TERRITORY" means all countries of the world.

         SECTION 1.86 "THIRD PARTY PHARMACOGENOMIC PRODUCT" means a Pharmacogenomic Product for use in the Field developed in the course of the provision by MPMx of Pharmacogenomic Services to a third party.

         SECTION 1.87 "U.S. GAAP" means United States generally accepted accounting principles, consistently applied.

         SECTION 1.88 "VALIDATED MARKER" means a Candidate Marker that has been shown by statistically significant data in a study of human materials to be of use as a Product or a component thereof.

         SECTION 1.89 "VIABLE PLATFORM" means a semi or fully automated instrument used to detect and/or measure clinically relevant analyte(s) of test specimens, which instrument is [**].

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



         SECTION 1.90 ADDITIONAL DEFINITIONS. Each of the following definitions is set forth in the section of this Agreement indicated below:


DEFINITION                                                             SECTION
----------                                                             -------

"1974 Convention"                                                           10.3
"501(k)"                                                              2.12(a)(i)
"[**]"                                                                2.12(d)(i)
"Adjusted Amortizable License Payment"                                       1.2
"ADR"                                                                        9.1
"Affected Program Product"                                          4.7(d)(i)(a)
"Agreement"                                                             Preamble
"Annual Adjustment"                                                       4.5(a)
"Bayer"                                                                      1.5
"Becton Dickinson"                                                      Preamble
"Becton Dickinson Indemnified Parties"                                   10.1(b)
"Becton Dickinson Inventions"                                             5.1(a)
"Becton Dickinson Program Director"                                         1.62
"Breaching Party"                                                            8.3
"Co-Exclusive Colon Pharmacogenomic Product Opportunity"           2.5(b)(ii)(e)
"Co-Exclusive Colon Product Area"                                    2.5(a)(iii)
"Co-Exclusive Non-Colon Pharmacogenomic Product Opportunity"         2.4(b)(iii)
"Colon Diagnostic Project"                                             2.5(a)(i)
"Colon Diagnostic Project Proposal"                                  2.5(a)(iii)
"Colon PGX Project"                                                    2.5(b)(i)
"Colon PGX Project Proposal"                                       2.5(b)(ii)(b)
"Commercial Requirement"                                               Exhibit C
"Competing Generic Product"                                         4.7(d)(i)(a)
"Convertible Note"                                                        4.4(c)
"CPR"                                                                       10.2
"Disease Area"                                                              1.30
"Exchange Act"                                                              1.13
"Exclusive Colon Pharmacogenomic Product Opportunity"              2.5(b)(ii)(e)
"Exclusive Colon Product Area"                                       2.5(a)(iii)
"Execution Date"                                                        Preamble
"FDA Approval"                                                       2.12(a)(ii)
"FDC Act"                                                            2.12(a)(ii)
"First Diligence Benchmark"                                           2.12(a)(i)
"Funding Amount"                                                          4.5(a)
"Independent Party"                                                    Exhibit C
"Initial Public Offering"                                                 4.4(a)

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


"Intellectual Property Requirement"                                    Exhibit C
"Invalidity Claim"                                                        5.6(d)
"Joint Inventions"                                                        5.1(c)
"Joint Steering Committee"                                                2.2(a)
"Licensed Intellectual Property"                                          7.5(e)
"Lilly"                                                                     1.47
"Loan Option"                                                             4.4(a)
"Loan Option Conditions"                                                  4.4(a)
"Marker Validation Project Proposal"                                      2.8(b)
"Market Analysis"                                                      Exhibit C
"MBio/MPI Rights Exchange Agreement"                                      2.1(c)
"Migrated Product"                                                    4.6(b)(ii)
"Milestone Achievement Date"                                                 4.6
"Milestoned Program Diagnostic Product                                 4.6(b)(i)
"Milestoned Program Pharmacogenomic Product                            4.6(b)(i)
"MPMx"                                                                  Preamble
"MPMx Indemnified Parties"                                               10.1(a)
"MPMx Inventions"                                                         5.1(b)
"MPMx/MPI Rights Exchange Agreement"                                      7.6(a)
"MPMx Program Director"                                                     1.62
"MPMx Royalty-Bearing Product"                                               4.8
"New PGX Product                                                          4.6(b)
"Non-Breaching Party"                                                        8.3
"Non-Colon PGX Project"                                               2.4(b)(iv)
"Non-Colon PGX Project Proposal"                                      2.4(b)(ii)
"Non-Exclusive Colon Pharmacogenomic Product Opportunity"          2.5(b)(ii)(f)
"Non-Exclusive Colon Product Area"                              2.5(a)(ii), (iv)
"Non-Exclusive Non-Colon Pharmacogenomic Product Opportunity"         2.4(b)(iv)
"Per Product License Amortization Amount"                                    1.2
"Performance Specifications"                                              2.2(b)
"PGX Approval Period"                                                     2.5(b)
"PMA"                                                                 2.12(a)(i)
"Product Related Information"                                         2.12(e)(i)
"Reserved Colon Product Area"                                         2.5(a)(ii)
"Responsible Party"                                                       5.5(c)
"Response Period"                                                            3.4
"Requirements"                                                         Exhibit C
"[**]"                                                                       3.4
"Scientific/Clinical Requirement"                                      Exhibit C
"Screening Product"                                                         1.19

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


"SEC"                                                                        6.3
"Second Anniversary Year"                                             2.4(a)(ii)
"Second Diligence Benchmark"                                          2.12(a)(i)
"Securities Act"                                                          4.4(a)
"[**]"                                                                    4.7(d)
"Special Purpose Equipment"                                                 1.20
"Staging Product"                                                           1.19
"Successful Projects"                                                  Exhibit C
"Third Anniversary Year"                                             2.4(a)(iii)
"Third Diligence Benchmark"                                           2.12(a)(i)
"Third Party Claim"                                                          5.6
"Third Party Damages"                                                     5.6(b)
"Third Party Settlement Payments"                                         5.6(c)
"Transfer Documents"                                                      7.6(a)
"Unmet Benchmark"                                                     2.12(a)(i)
"Unspent Funding Amount"                                                  4.5(c)
"Waived Non-Colon PGX Project"                                        2.4(b)(iv)
"Year [**] Milestone"                                                     2.8(a)


                                   ARTICLE II

                                RESEARCH PROGRAM

         SECTION 2.1 EXCLUSIVITY.

                  a. MPMX OBLIGATION. During the Program Term, MPMx agrees that [**], (i) [**] pursuant to this Agreement), as part of a [**], in any such case [**] for the development of Diagnostic Products for use in any [**] or (ii) [**], in either case [**].

                  b. BECTON DICKINSON OBLIGATION. During the Program Term, Becton Dickinson agrees that [**], in any such case [**] development of Diagnostic Products for use in any [**] or (ii) [**], in either case [**].

                  c. MPI OBLIGATIONS. For the period that begins on the Execution Date and ends on the earlier to occur of (i) the termination of the Program Term and (ii) the termination of the MPMx/MPI Rights Exchange Agreement, MPI agrees that [**] and covenants that its Affiliates (other than MPMx and MBio) [**] (A) [**] (B) [**] (including to either Lilly or Bayer pursuant to an amendment to the Lilly Research and License Agreement or the Bayer Agreement, respectively) [**] granted to Lilly

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


pursuant to the Lilly Research and License Agreement. For the period that begins on the Execution Date and ends [**] as those agreed to by MPI pursuant to the preceding sentence.

         SECTION 2.2 JOINT STEERING COMMITTEE.

                  a. COMPOSITION; RESPONSIBILITIES. The Parties shall establish a joint steering committee (the "Joint Steering Committee"), comprised of (i) three (3) representatives of Becton Dickinson and three (3) senior executives of MPMx, and (ii) the Program Directors. Each Party shall make its designation of its representatives not later than thirty (30) days after the Effective Date. Each Party shall use reasonable efforts to designate as its representatives individuals that shall have the requisite experience and knowledge to oversee the Research Program and the Development Program. The Joint Steering Committee shall meet within forty-five (45) days after the Effective Date and, thereafter, at least quarterly during the course of the Research Program and at least once every six (6) months during the course of the Development Program or until termination of this Agreement, if earlier, to (i) review the efforts of the Parties in the conduct of the Research Program and the Development Program, (ii) review and approve amendments to the Research Plan,
(iii) review the annual development plan to be prepared by Becton Dickinson for the Development Program, (iv) review and approve the committed staffing and funding levels and scientific rationale for each Product Area that is proposed by a Party as an Exclusive Product Area and for each Pharmacogenomic Product Opportunity that is proposed by a Party as an Exclusive Colon Pharmacogenomic Product Opportunity or a Co-Exclusive Pharmacogenomic Product Opportunity, (v) establish Performance Specifications in accordance with subsection (b) below,
(vi) determine whether the Year [**] Milestone (as defined in Section 2.8) has been accomplished, (vii) approve the determination of the Program Directors as to which, if any, Program Candidate Markers have been validated as Program Validated Markers, (viii) determine the allocation of the Funding Amount for each Contract Year after the First Contract Year, (ix) consider and act upon such other matters as are specified in this Agreement and (x) attempt to resolve any disputes relating to this Agreement that may arise between the Parties. The location of such meetings of the Joint Steering Committee shall alternate between Massachusetts and Maryland, or as otherwise agreed by the Parties. The Joint Steering Committee may also meet by means of a telephone conference call. Each Party may change any one or more of its representatives to the Joint Steering Committee at any time upon notice to the other Party. Each Party shall use reasonable efforts to cause its representatives to attend the meetings of the Joint Steering Committee. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the absent


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representative. In addition, each Party may, at its discretion, invite non-voting employees, and, with the consent of the other Party, consultants or scientific advisors (provided they are engaged under obligations of confidentiality) to attend the meetings of the Joint Steering Committee to, among other things, review and discuss the Research Program and/or the Development Program, as the case may be, and its results.

                  b. ESTABLISHING PRODUCT PERFORMANCE SPECIFICATIONS. Within [**] after the initiation of work under the Research Program for each Exclusive Product Area, Co-Exclusive Colon Product Area, Exclusive Colon Pharmacogenomic Product Opportunity or Co-Exclusive Pharmacogenomic Product Opportunity (other than for a Third Party Pharmacogenomic Product), the Joint Steering Committee shall, in consultation with marketing and other specialists, agree upon performance specifications ("Performance Specifications") including without limitation, quantitative levels of sensitivity and/or specificity and positive and/or negative predictive value for each Program Product for such Exclusive Product Area, Co-Exclusive Colon Product Area, Exclusive Colon Pharmacogenomic Product Opportunity or Co-Exclusive Pharmacogenomic Product Opportunity. In defining Performance Specifications, the Joint Steering Committee shall consider commercially available products, if any, which are "market leaders" either in terms of market share and/or technical performance. Such commercial product or products shall serve as a reference for establishing, as applicable, sensitivity and/or specificity and positive and/or negative predictive value guidelines for each Program Product. Performance Specifications may be modified from time to time by the Joint Steering Committee during the Program Term and the term of the Development Program.

                  c.       DECISION MAKING.

                           i.       In general, matters to be agreed upon or
approved by the Parties shall be referred to the Joint Steering Committee. Upon five business days written notice, either Party may convene a special meeting of the Joint Steering Committee for the purpose of resolving disputes. All decisions of the Joint Steering Committee (including, without limitation, resolution of disputes) shall be made by majority vote of all of the members of the Joint Steering Committee (i.e., the affirmative vote of not less than five
(5) members), and the goal of all decision making shall be to achieve consensus. If the Joint Steering Committee is unable to reach agreement on any matter referred to it for resolution by the Parties within one month after the matter is referred to it, such matter shall be referred to the Executive Officers. Any resolution of the Executive Officers shall be final and binding on the Parties.



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                           ii.      Each Executive Officer shall have the right
to engage the services of any number of independent experts in the field in question (each individual so engaged by each Executive Officer to be engaged under obligations of confidentiality and with consideration of competitive issues for the other Party) to assist the Executive Officers in making a joint determination in the best interests of the collaboration, and each Executive Officer shall be obligated to consider in good faith the analyses and opinions of any such independent experts engaged by either of them in making a determination.

                           iii.     If the Executive Officers are unable to
resolve a matter referred to them under this Section within one month after the matter is referred to them, the provisions of Article IX shall apply; PROVIDED THAT (A) if the Executive Officers are unable to resolve a disagreement of the Joint Steering Committee with respect to the selection of a specific Approved Sublicensee then the Parties agree that [**]; (B) if the Executive Officers are unable to resolve a disagreement of the Joint Steering Committee with respect to Blocking Third Party Intellectual Property, Enabling Third Party Intellectual Property and/or Enhancing Third Party Intellectual Property, the provisions of
Section 5.4 shall govern the resolution of such disagreement; (C) any dispute with respect to patent validity or inventorship shall be determined by mutually acceptable independent patent counsel not regularly engaged by either Party; (D) if the Executive Officers are unable to resolve a disagreement with respect to adjustments to the Funding Amount pursuant to Section 4.5(a)(i), then no such adjustment shall be made; (E) if the Executive Officers are unable to resolve a disagreement relating to Special Purpose Equipment, the relevant Special Purpose Equipment shall not become a component of the Direct Cost of Goods Sold and (F) if the Executive Officers are unable to resolve a disagreement of the Joint Steering Committee with respect to changes or modifications to the Year [**] Milestone pursuant to Section 2.8, the Year [**] Milestone shall not be changed or modified.

         SECTION 2.3 MANAGEMENT OF RESEARCH PROGRAM.

                  a. PROGRAM DIRECTORS. Becton Dickinson and MPMx shall each appoint a Program Director prior to the Effective Date. Each Party shall have the right, after consultation with the other Party, to designate a different Program Director. The Program Directors shall jointly oversee the conduct of the Research Program and shall be responsible for, among other things, (i) determining which Program Candidate Markers, if any, have been validated as Program Validated


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Markers and (ii) recommending to the Joint Steering Committee any changes to the
Research Plan.

                  b. PROJECT TEAMS. The Program Directors shall appoint one or more appropriate project teams, in each case consisting of representatives from Becton Dickinson and MPMx, to facilitate the conduct of elements of the Research Program and the collaboration of the Parties in (i) the areas set forth in the Research Plan; and (ii) such other areas as may be agreed upon by the Joint Steering Committee.

                  c. RESEARCH PLAN. The Parties shall undertake the Research Program during the Program Term in accordance with the Research Plan. The Research Plan shall set forth the research goals for the Research Program during each Contract Year. The Program Directors shall review the Research Plan on at least an annual basis and submit any proposed modifications or updates to the Joint Steering Committee for its review, as well as proposed revised research goals for the following Contract Year. Any such modifications, updates or research goals shall not become effective until approved by the Joint Steering Committee. The Joint Steering Committee shall review and consider any such proposed modifications, updates or research goals on an expeditious basis.

                  d. Notwithstanding anything in this Section 2.3 to the contrary, Becton Dickinson shall have the right, in its discretion, to modify the Research Program in order to pursue other Research Plans, provided the Joint Steering Committee or Executive Officers agree as to whether any adjustment to the Year [**] Milestone should be made pursuant to Section 2.8 as a result thereof. In modifying Research Plans, Becton Dickinson shall consider the impact of such actions on commitments (financial or otherwise) made by MPMx and/or the Parties to third parties (e.g. academic institutions) pursuant to the Research Program.

         SECTION 2.4 NON-COLON CANCER PROGRAMS.

                  a. EXCLUSIVE, RESERVED AND NON-EXCLUSIVE NON-COLON PRODUCT AREAS.

                           i.       EXCLUSIVE AND RESERVED NON-COLON PRODUCT
AREAS AS OF THE EXECUTION DATE. The Parties have agreed to [**] Exclusive Non-Colon Product Areas as of the Execution Date that are identified in the Research Plan. The [**] remaining Non-Colon Product Areas shall be Reserved Non-Colon Product Areas.

                           ii.      EXCLUSIVE, RESERVED AND NON-EXCLUSIVE
NON-COLON PRODUCT AREAS AS OF THE [**. At the end of the [**] period immediately following the Effective Date (the "[**]"), the Research Program shall include Exclusive Non-Colon Product Areas that are selected by Becton Dickinson and approved by the Joint Steering



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Committee, which approval shall be based on a determination by the Joint
Steering Committee that, with respect to each such Exclusive Non-Colon Product Area, there is an appropriate scientific rationale and a commitment by Becton Dickinson of appropriate funding. The number of Reserved Non-Colon Product Areas on the Second Anniversary Date shall be [**]; these Reserved Non-Colon Product Areas shall be selected by Becton Dickinson from the Non-Colon Product Areas which have not been selected by Becton Dickinson as Exclusive Non-Colon Product Areas. Following the [**], the Non-Colon Product Areas that are neither Exclusive nor Reserved Non-Colon Product Areas shall be Non-Exclusive Non-Colon Product Areas.

                           iii.     EXCLUSIVE AND NON-EXCLUSIVE NON-COLON
PRODUCT AREAS AS OF THE [**]. At the end of the [**] period immediately following the Effective Date ("Third Anniversary Date"), the Research Program shall include Exclusive Non-Colon Product Areas that are selected by Becton Dickinson and approved by the Joint Steering Committee, which approval shall be based on a determination by the Joint Steering Committee that, with respect to each such Exclusive Non-Colon Product Area, there is an appropriate scientific rationale and a commitment by Becton Dickinson of appropriate funding. The number of Reserved Non-Colon Product Areas on the [**] shall be [**] the category of Reserved Non-Colon Product Areas. Following the [**], the Non-Colon Product Areas that are not Exclusive Non-Colon Product Areas shall be Non-Exclusive Non-Colon Product Areas.

                  b.       NON-COLON PHARMACOGENOMIC PROJECTS.

                           i.       OVERVIEW. The Parties contemplate that, from
time to time during the Program Term, either Party may become aware of projects relating to the research and development of a Pharmacogenomic Product in the Field outside of the Disease Area of colon cancer (each, a "Non-Colon PGX Project"). The Parties hereby agree [**] with the provisions of this Section 2.4(b).

                           ii.      NON-COLON PGX PROJECT PROPOSAL. In the event
that either Party wishes to either include a Non-Colon PGX Project in the Research Program or undertake a Non-Colon PGX Project during the Program Term in collaboration with a third party, such Party shall first submit to the Joint Steering Committee a proposal with respect to such Non-Colon PGX Project (a "Non-Colon PGX Project Proposal"). A Non-Colon PGX Project Proposal may relate to a therapeutic or prophylactic drug or class of therapeutic or prophylactic drugs or class of compounds containing a therapeutic or prophylactic drug. A Non-Colon PGX Project Proposal shall include (A) a scientific rationale reasonably designed to lead to the discovery of Program Validated Markers of sufficient importance that Program Pharmacogenomic Products incorporating such Program Validated Markers would be likely to provide a meaningful clinical advance; (B) a project plan describing the required research headcount for such project and timelines to the identification of Program Validated



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Markers; (C) a description of the resources, if any, required from third parties, including without limitation academic and/or clinical organizations, and the plan to access such resources; (D) a definition of the scope of the project with respect to the approved drug(s) and/or class of compounds containing such approved drug; and (E) an analysis of intellectual property relating to the proposed Program Pharmacogenomic Product and Validated Markers contemplated for use in such Program Pharmacogenomic Product. The Joint Steering Committee shall have a period of [**] days after receipt of a Non-Colon PGX Project Proposal in which to approve the Non-Colon PGX Project described therein for inclusion in the Research Program (the "PGX Approval Period"). Such approval shall be based on a determination by the Joint Steering Committee that, with respect to such Non-Colon PGX Project, there is an appropriate scientific rationale and a commitment by Becton Dickinson of appropriate funding. The Parties hereby agree that a commitment by Becton Dickinson of appropriate funding may include a situation in which either:

                                    (a)      Becton Dickinson indicates in
writing that it will provide the requisite funding on a specified date that is [**] after the expiration of the applicable PGX Approval Period, or

                                    (b)      Becton Dickinson indicates in
writing that it will provide the requisite funding on a specified date following such determination by the Joint Steering Committee (which date shall [**] after the expiration of the applicable PGX Approval Period), but only if (x) [**] during the time period between the initiation of such Non-Colon PGX Project and the provision of funding by Becton Dickinson, (y) [**] Becton Dickinson [**] of such project, and (z) the Parties reach agreement prior to the expiration of the applicable PGX Approval Period with respect to financial arrangements intended to [**] which arrangements may include incremental royalty payments, milestone payments or other financial considerations.

                           iii.     APPROVED NON-COLON PGX PROJECTS. In the
event that the Joint Steering Committee approves a Non-Colon PGX Project, the Parties shall expeditiously amend the Research Plan in order to accommodate and reflect the inclusion of such Non-Colon PGX Project. Each Non-Colon PGX Project that is included in the Research Program shall define a Pharmacogenomic Product opportunity, the scope of which shall be determined by the scope of the Non-Colon PGX Project and as to which Becton Dickinson shall have co-exclusive rights as set forth in Section 3.1(b)(ii), subject to Becton Dickinson's obligation to meet development and commercialization obligations set forth in
Section 2.12 (a "Co-Exclusive Non-Colon Pharmacogenomic Product Opportunity").

                           iv.      WAIVED PGX NON-COLON PROJECTS. In the event
that the Joint Steering Committee does not approve a Non-Colon PGX Project, then such Non-Colon PGX Project shall not be included in the Research Program (a "Waived



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Non-Colon PGX Project"). Each Waived Non-Colon PGX Project shall define a
Pharmacogenomic Product opportunity, the scope of which shall be determined by the scope of the Waived Non-Colon PGX Project and as to which Becton Dickinson shall have non-exclusive rights as set forth in Section 3.1(b)(iv) (a "Non-Exclusive Non-Colon Pharmacogenomic Product Opportunity"). Each Party shall have the right to undertake such Waived Non-Colon PGX Project, either alone or in collaboration with a third party, and shall have no further obligation to the other Party with respect to such Waived Non-Colon PGX Project and any Pharmacogenomic Product resulting therefrom (except that to the extent that any such Pharmacogenomic Product is a Program Product, in which case the provisions of this Agreement shall generally apply); PROVIDED THAT if neither Party begins such Waived Non-Colon PGX Project either alone or in collaboration with a commercial third party within one (1) year after the Joint Steering Committee failed to approve such project, then neither Party shall subsequently undertake such Waived Non-Colon PGX Project in collaboration with a commercial third party without first re-submitting such project to the Joint Steering Committee for inclusion in the Research Program, in accordance with the procedures set forth in this Section 2.4.

         SECTION 2.5 COLON CANCER PROGRAMS.

                  a.       COLON DIAGNOSTIC PROJECTS.

                           i.       The Parties contemplate that, from time to
time during the Program Term, either Party may desire to undertake a project relating to the research and development of a Diagnostic Product for a Colon Product Area (a "Colon Diagnostic Project"). The Parties hereby agree [**], unless it complies with the provisions of this Section 2.5(a).

                           ii.      The Parties have agreed that during the [**]
period immediately following the Effective Date, [**] Colon Product Areas shall be deemed to be a "Reserved Colon Product Area", unless [**] such Colon Product Areas is made an Exclusive Colon Product Area or a Co-Exclusive Colon Product Area, as further provided in Section 2.5(a)(iii) below. In the event that [**] Reserved Colon Product Areas is made an Exclusive Colon Product Area or a Co-Exclusive Colon Product Area during the [**] period immediately following the Effective Date, then (A) [**] Colon Product Area shall remain a Reserved Colon Product Area until [**] of the Effective Date, unless such Colon Product Area is made an Exclusive Colon Product Area or a Co-Exclusive Colon Product Area pursuant to Section 2.5(a)(iii) below, or a Non-Exclusive Colon Product Area pursuant to Section 2.5(a)(iv) below, and (B) if [**] Colon Product Area has remained a Reserved Colon Product Area as of [**] of the Effective Date, then such Colon Product Area shall be deemed to be a "Non-Exclusive Colon Product Area" on such [**] date. In the event that [**] Reserved Colon Product Areas is made an Exclusive Colon Product Area or a Co-Exclusive Colon Product



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Area on or prior to [**] of the Effective Date, [**] of the Effective Date. With
respect to a Reserved Colon Product Area, MPMx shall retain the right to (1) obtain a license to third party intellectual property relevant to such Reserved Colon Product Area, and/or (2) undertake, in the absence of a commercial third party collaborator, a Colon Diagnostic Project that addresses such Reserved
Colon Product Area, and/or (3) enter into a co-exclusive agreement with a commercial third party collaborator to undertake a Colon Diagnostic Project that addresses such Reserved Colon Product Area, PROVIDED, HOWEVER, that MPMx shall promptly, upon the initiation of any such project or the execution of any such license or agreement, submit to the Joint Steering Committee a proposal with respect to such Reserved Colon Product Area, in accordance with the provisions of Section 2.5(a)(iii) below.

                           iii.     In the event that either Party wishes to
include in the Research Program a Colon Diagnostic Project that addresses a Reserved Colon Product Area (or, in the case of MPMx pursuant to the provisions of Section 2.5(a)(ii) above, MPMx is obligated to offer a Colon Diagnostic Project that addresses a Reserved Colon Product Area to the Joint Steering Committee for inclusion in the Research Program), then such Party shall submit to the Joint Steering Committee a proposal with respect to such Colon Diagnostic Project (a "Colon Diagnostic Project Proposal") which shall include the information set forth in Section 2.4(b)(ii)(A), (B), (C), and (E) with respect to such Colon Diagnostic Product. A Colon Diagnostic Project shall be included in the Research Program, and the Colon Product Area addressed by such Colon Diagnostic Project shall be deemed to be a "Co-Exclusive Colon Product Area", in the event that the Joint Steering Committee approves the Colon Diagnostic Project Proposal that describes such Colon Diagnostic Project, which approval shall be based on a determination by the Joint Steering Committee that, with respect to such project, there is an appropriate scientific rationale and a commitment by both Parties of appropriate funding. Appropriate funding shall include (A) a commitment by each Party [**] required to identify the set of Program Candidate Markers to be provided to Becton Dickinson for Assay formatting in the course of the Colon Diagnostic Project, and (B) a commitment by Becton Dickinson [**] with respect to such Colon Diagnostic Project, PROVIDED, HOWEVER, that MPMx shall [**] with respect to the [**] by an [**] third party intellectual property relevant to such Colon Diagnostic Project that MPMx elects to contribute to such project, such value to be determined in good faith by the Joint Steering Committee. In the event that (1) MPMx [**] that in the opinion of the Joint Steering Committee has an appropriate scientific rationale and (2) MPMx [**] with respect to such Colon Diagnostic Project, then Becton Dickinson shall [**] with respect to such Colon Diagnostic Project and such Colon Diagnostic Project shall be included in the Research Program and the Colon Product Area addressed by such Colon Diagnostic Project shall be deemed to be an "Exclusive Colon Product Area".



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                           iv.      In the event that a Colon Diagnostic Project
that is the subject of a Colon Diagnostic Project Proposal submitted to the Joint Steering Committee during the [**] period immediately following the Effective Date is not approved, then such project shall not be included in the Research Program and the Colon Product Area addressed by such Colon Diagnostic Project shall remain a Reserved Colon Product Area until such Product Area is deemed to be an Exclusive, Co-Exclusive or Non-Exclusive Colon Product Area
[**]. In the event that a Colon Diagnostic Project that is the subject of a Colon Diagnostic Project Proposal submitted to the Joint Steering Committee following [**] of the Effective Date is not approved, then such project shall not be included in the Research Program and the Colon Product Area addressed by such Colon Diagnostic Project shall be deemed to be a "Non-Exclusive Colon Product Area" at the time that the Joint Steering Committee makes its determination not to approve such project.

                  b.       COLON PHARMACOGENOMIC PROJECTS.

                           i.       The Parties contemplate that, from time to
time during the Program Term, either Party may wish to undertake a project relating to the research and development of a Pharmacogenomic Product in colon cancer (a "Colon PGX Project"). The Parties hereby agree [**] unless it complies with the provisions of this Section 2.5(b).

                           ii.      The process under which a Colon PGX Project
shall be considered for inclusion in the Research Program shall be as follows:

                                    (a)      With respect to any Colon PGX
Project, [**] (1) obtain a license to third party intellectual property relevant to such Colon PGX Project, and/or (2) undertake such Colon PGX Project in the absence of a commercial third party collaborator, and/or (3) enter into a co-exclusive agreement with a commercial third party collaborator to undertake such Colon PGX Project, PROVIDED, HOWEVER, that (A) [**] upon the initiation of any such project or the execution of any such license or agreement, [**] with respect to such Colon PGX Project, in accordance with the provisions of this
Section 2.5(b), and (B) under no circumstance (except as provided in Section 2.6), during [**] immediately following the Effective Date, shall [**] enter into an exclusive agreement with a commercial third party collaborator to undertake a Colon PGX Project.

                                    (b)      In the event that either Party
wishes to include in the Research Program a Colon PGX Project (or, [**] pursuant to the provisions of subsection (a) above, [**] a Colon PGX Project to [**] in the Research Program), then such Party shall submit to the Joint Steering Committee a proposal with respect to such Colon PGX Project (a "Colon PGX Project Proposal") which shall include the information set forth in Sections 2.4(b)(ii)(A), (B), (C), (D) and (E) with respect to such


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Colon PGX Project, and shall define the scope of the Pharmacogenomic Product opportunity addressed by such Colon PGX Project; PROVIDED, HOWEVER, that the Parties shall only present a Colon PGX Project to the Joint Steering Committee in the situation in which [**] into the Research Program during [**] period immediately following the Effective Date and a Colon Product Area has been made into an Exclusive Colon Product Area or a Co-Exclusive Colon Product Area.

                                    (c)      The process by which a Colon PGX
Project shall be considered for inclusion in the Research Program shall be the same as that observed for inclusion of a Colon Diagnostic Project, as set forth in Section 2.5(a)(iii) above.

                                    (d)      If the Joint Steering Committee
approves a Colon PGX Project for inclusion in the Research Program, then the Pharmacogenomic Product opportunity addressed by such Colon PGX Project shall be deemed to be an "Exclusive Colon Pharmacogenomic Product Opportunity" or a "Co-Exclusive Colon Pharmacogenomic Product Opportunity", as the case may be, [**] as described in Section 2.5(a)(iii) above for Colon Diagnostic Projects.

                                    (e)      If the Joint Steering Committee
determines that a Colon PGX Project shall not be included in the Research Program [**] of the Effective Date, then the Colon Pharmacogenomic Product Opportunity addressed by such Colon PGX Project shall be deemed to be a "Non-Exclusive Colon Pharmacogenomic Product Opportunity".

                                    (f)      [**] of the Effective Date, [**].

         SECTION 2.6 RIGHT OF MPMX TO DEVELOP THIRD PARTY PHARMACOGENOMIC PRODUCTS. Notwithstanding the provisions of Sections 2.4(b) and 2.5(b), if in the course of [**] to participate in the development and commercialization of such Third Party Pharmacogenomic Product under the Research Program and the Development Program. However, [**] to such Third Party Pharmacogenomic Product, then (i) such [**] in collaboration with MPMx), [**], and (ii) MPMx shall have [**] with respect to, or to undertake with [**] for use in conjunction with a therapeutic and/or prophylactic drug that is in the same class of compounds as the therapeutic and/or prophylactic [**] with MPMx), [**]. In the event that [**] in researching and developing Program Pharmacogenomic Products for use in conjunction with a class of therapeutic or prophylactic drugs as a result of a Pharmacogenomic Services arrangement [**] in which [**] then the [**] shall be [**]. In the event that [**] in researching and developing Program Pharmacogenomic Products for use in conjunction with a second class of therapeutic or prophylactic drugs as a result of the same or another Pharmacogenomic Services arrangement [**].



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         SECTION 2.7 RESEARCH PROGRAM RESPONSIBILITIES.

                  a. GENERAL. Each Party agrees to use commercially reasonable efforts to (i) undertake the responsibilities assigned to such Party in the Research Plan, including, but not limited to, the dedication of laboratory facilities, equipment and personnel appropriate to such efforts, (ii) perform its obligations hereunder in good faith in a scientific/commercially reasonable and workpersonlike manner; (iii) as appropriate, make available to the other Party those resources set forth in the Research Plan; and (iv) carry out all work done in the course of the Research Program in material compliance with all applicable federal, state or local laws, regulations and guidelines governing the conduct of such work, including, without limitation, all applicable export and import control laws.

                  b. MPMX RESPONSIBILITIES., MPMx shall undertake those activities set forth in the Research Plan which are to be undertaken by MPMx in connection with the Research Program, including, but not limited to: (i) obtaining access to appropriate biological resources; (ii) discovery and development of Program Candidate Markers and Program Validated Markers; (iii) preparation, filing, prosecution and maintenance of patent applications and patents relating to MPMx Program Intellectual Property and Joint Program Intellectual Property developed during the Research Program, as further provided in Section 5.2; (iv) provision to Becton Dickinson on an annual basis of a written description of MPMx Program Patent Rights originating outside the course of the Research Program including a title, U.S. patent number or application serial number and list of other countries in which a corresponding patent application has been filed, (v) disclosure to Becton Dickinson of issued patents and pending foreign patent applications known to MPMx that are owned by third parties and required to commercialize Program Validated Markers as Program Products for use in the Field and (vi) sharing expertise and providing such support as is reasonably required by Becton Dickinson in order for Becton Dickinson to perform its responsibilities under Section 2.7 (c) below.

                  c. BECTON DICKINSON RESPONSIBILITIES. Becton Dickinson shall undertake those activities set forth in the Research Plan which are to be undertaken by Becton Dickinson in connection with the Research Program, including but not limited to (i) sharing expertise and providing such support as is reasonably required by MPMx in order for MPMx to perform its responsibilities under Section 2.7(b) above and (ii) undertaking all activities with respect to the development of reagents, prototype Assays and Assays, including but not limited to, the identification of a Viable Platform on which such Assays will be analyzed;

                  d.       PROGRAM KNOW-HOW TRANSFER.

                           i.       For the purposes of facilitating the conduct
of the Research Program and/or the Development Program, each Party shall provide to the other Party such Program Know-How as the other Party shall reasonably require to conduct the Research Program and/or the Development Program, based on the reasonable determination of the Party providing such Program Know-How, including


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without limitation (A) the transfer by MPMx to Becton Dickinson of Program
Validated Markers and (B) the transfer by Becton Dickinson to MPMx of Assays, in each case as specified from time to time in the Research Plan. Each Party agrees to provide all such Program Know-How to the other Party in accordance with the Research Plan.

                           ii.      For the purposes of enabling MPMx to exploit
its retained rights set forth in Section 3.3, Becton Dickinson shall provide to MPMx such Becton Dickinson Program Know-How and Joint Program Know-How as MPMx shall reasonably require.

                           iii.     The Parties agree that: (A) all Program
Know-How provided by one Party to the other shall be used in material compliance with all applicable federal, state or local laws, regulations and guidelines and consistent with the scope of the licenses to such Program Know-How which are set forth in this Agreement; (B) all such Program Know-How is provided without any warranties, express or implied; and (C) the Party providing such Program Know-How shall obtain (or cause its third party collaborators to obtain or certify that they have obtained) all required consents from the source of such Program Know-How.

                  e. BECTON DICKINSON PLATFORM KNOW-HOW TRANSFER. Becton Dickinson shall provide to MPMx the Becton Dickinson Platform Know-How specified in the Research Plan and such other Becton Dickinson Platform Know-How as MPMx may reasonably request from time to time in conjunction with the rights granted to MPMx by Becton Dickinson under Section 3.2(b)(ii). The Parties agree that:
(i) all Becton Dickinson Platform Know-How provided by Becton Dickinson to MPMx shall be used in material compliance with all applicable federal, state or local laws, regulations and guidelines and consistent with the scope of the licenses to such Becton Dickinson Platform Know-How which are set forth in this Agreement; and (ii) all such Becton Dickinson Platform Know-How is provided without any warranties, express or implied other than customary warranties provided by Becton Dickinson to its customers in the ordinary course of business with respect to its products and equipment.

         SECTION 2.8 REVISION OR EARLY TERMINATION OF RESEARCH PROGRAM RELATING TO YEAR [**] MILESTONE.

                  a. YEAR [**] MILESTONE. Becton Dickinson shall have the right to revise or terminate the Research Program if the milestone for the Research Program set forth on EXHIBIT C to this Agreement relating to the [**] period immediately following February 1, 1999 (the "Year [**] Milestone") is not achieved, such right to be exercised within [**] after the Joint Steering Committee (or the Executive Officers in the event of disagreement, as provided in Section 2.2(b)) has determined that such



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    with the Securities and Exchange Commission. Asterisks denote omissions.


Year [**] Milestone has not been achieved. It is the expectation of the Parties that the Year [**] Milestone shall be adjusted, to the extent appropriate, by the Joint Steering Committee to reflect any changes or modifications to the Research Plans approved by the Joint Steering Committee following the Execution Date.

                  b. REVISION OF RESEARCH PROGRAM. In the event that Becton Dickinson elects to revise the Research Program pursuant to Section 2.8(a), Becton Dickinson shall have a period of [**] after the determination is made that the Year [**] Milestone has not been achieved in which to submit a proposal to the Joint Steering Committee with respect to the Marker Validation Project(s) that Becton Dickinson has selected for MPMx to undertake (a "Marker Validation Project Proposal"). The Joint Steering Committee shall have a period of [**] after receipt of the Marker Validation Project Proposal in which to approve the Marker Validation Project(s) described therein. Such approval shall be based on a determination by the Joint Steering Committee that, with respect to such Marker Validation Project(s), there is an appropriate scientific rationale and a commitment by Becton Dickinson of appropriate funding.

                  c.       TERMINATION OF RESEARCH PROGRAM. In the event that
(i) Becton Dickinson elects to terminate the Research Program pursuant to
Section 2.8(a) or (ii) the Joint Steering Committee fails to approve a Marker Validation Project Proposal, if any, provided by Becton Dickinson pursuant to
Section 2.8(b), then the Research Program shall terminate. This Agreement, including all terms, provisions, representations, rights and obligations set forth herein that do not relate to the Research Program, shall survive any termination of the Research Program pursuant to this Section 2.8.

                  d. RESOLUTION OF DISPUTES. If the Joint Steering Committee is unable to reach a determination with respect to whether or not the Year [**] Milestone has been achieved and the Executive Officers are also unable to reach such determination, the following provisions shall govern the resolution of such matter:

                           i.       with respect to a disagreement that relates
to the Scientific/Clinical Requirement, the matter shall be resolved by the determination of a mutually acceptable independent scientific expert not regularly engaged by either Party;

                           ii.      with respect to a disagreement that relates
to the Intellectual Property Requirement, the matter shall be resolved by the determination of a mutually acceptable independent patent counsel not regularly engaged by either Party; and




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               Confidential Materials omitted and filed separately
    with the Securities and Exchange Commission. Asterisks denote omissions.


                           iii.     with respect to the Commercial Requirement,
the determination by the Independent Party selected by the Parties to undertake the Market Analysis shall be binding on the Joint Steering Committee.

In the event of any dispute with respect to the Year [**] Milestone, each of the Parties is relieved of its obligations with respect to the Research Program during the term of such dispute.

         SECTION 2.9 REVISION OR EARLY TERMINATION OF RESEARCH PROGRAM FOR CHANGE OF CONTROL.

                  a. CHANGE OF CONTROL. If a Change of Control occurs during the Research Program, MPMx shall give prompt written notice to Becton Dickinson of such Change of Control. Becton Dickinson shall have the right, in its sole discretion, to revise or terminate the Research Program by giving MPMx written notice within [**] after such Change of Control.

                  b. REVISION OF RESEARCH PROGRAM. In the event that Becton Dickinson elects to revise the Research Program pursuant to Section 2.9(a), Becton Dickinson shall submit a Marker Validation Project Proposal to the Joint Steering Committee with respect to the Marker Validation Project(s) that Becton Dickinson has selected for MPMx to undertake. The Joint Steering Committee shall have a period of [**] after receipt of the Marker Validation Project Proposal in which to approve the Marker Validation Project(s) described therein. Such approval shall be based on a determination by the Joint Steering Committee that, with respect to such Marker Validation Project(s), there is an appropriate scientific rationale and a commitment by Becton Dickinson of appropriate funding.

                  c.       TERMINATION OF RESEARCH PROGRAM. In the event that
(i) Becton Dickinson elects to terminate the Research Program pursuant to
Section 2.9(a) or (ii) the Joint Steering Committee fails to approve a Marker Validation Project Proposal, if any, provided by Becton Dickinson pursuant to
Section 2.9(b), then the Research Program shall terminate. This Agreement, including all terms, provisions, representations, rights and obligations set forth herein that do not relate to the Research Program, shall survive any termination of the Research Program pursuant to this Section 2.9.

         SECTION 2.10 DEVELOPMENT PROGRAM. Becton Dickinson shall have responsibility for undertaking the conduct of the Development Program, which activities shall include but not be limited to:

                  a. identifying one or more appropriate clinical laboratories to provide fee-for-services using Program Home Brew Products;



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    with the Securities and Exchange Commission. Asterisks denote omissions.



                  b. conducting all clinical trials which are required for Becton Dickinson to obtain regulatory approval to manufacture, market and sell Program Products in the Territory;

                  c. determining the nature and content of any submissions to the FDA or any foreign regulatory agencies which are necessary for Becton Dickinson to obtain approval to manufacture, market and sell Program Products in the Territory and the preparation and filing of any such submissions; PROVIDED THAT MPMx shall have an opportunity (not to exceed [**]) to review in advance all regulatory submissions to be made by Becton Dickinson in Major Market Countries and, at the option of Becton Dickinson, shall be permitted to attend all preparatory and regulatory meetings with the FDA or any foreign regulatory agencies in Major Market Countries concerning such submissions;

                  d. obtaining all regulatory and other approvals necessary for Becton Dickinson to manufacture, market and sell Program Products in the Territory.

         SECTION 2.11 COMMERCIALIZATION.

                  a. RESPONSIBILITIES. Becton Dickinson shall have the responsibility of undertaking the commercialization of Program Products, which shall include the manufacture, marketing, promotion, sale and distribution of Program Products in the Territory after such time as all required regulatory and other approvals have been obtained; PROVIDED THAT Becton Dickinson and MPMx shall discuss issues concerning marketing, including without limitation product labeling, advertising strategies and patient and physician education strategies; and FURTHER PROVIDED THAT, Becton Dickinson and MPMx shall jointly develop and implement marketing activities with respect to Program Products which relate to melanoma.

                  b. PRODUCT LABELING. All Program Products shall carry the Becton Dickinson name and logo and, unless otherwise requested by MPMx, the MPMx name and logo (or any successor name and logo) on the product label to the extent MPMx has rights to use and license such name and logo, PROVIDED THAT, Becton Dickinson may omit the MPMx name, but not the MPMx logo, on the product label if, and only if, a space constraint precludes the use of the MPMx name. Becton Dickinson shall in its reasonable discretion determine how the MPMx logo and/or name shall be incorporated on the label. All written materials associated with each Program Product shall indicate that the Program Product was developed with the use of MPMx technology. If the MPMx name and/or logo appears on the product label for any Program Products, either MPMx or an Affiliate designated by MPMx shall have the right to monitor the quality of such Program Products in accordance with reasonable procedures to be agreed upon by the Parties.



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    with the Securities and Exchange Commission. Asterisks denote omissions.



         SECTION 2.12 BECTON DICKINSON DEVELOPMENT AND COMMERCIALIZATION DILIGENCE OBLIGATIONS.

                  a. TABLE I DILIGENCE OBLIGATIONS. Table I below sets forth Becton Dickinson's specific diligence obligations with respect to the development and commercialization of Program Products for each Exclusive Product Area, Exclusive Colon Pharmacogenomic Product Opportunity and Co-Exclusive Pharmacogenomic Product Opportunity. Becton Dickinson shall meet, for at least one Program Product for each Exclusive Product Area, Co-Exclusive Colon Product Area, Exclusive Colon Pharmacogenomic Product Opportunity or Co-Exclusive Pharmacogenomic Product Opportunity, the First Diligence Benchmark, Second Diligence Benchmark and Third Diligence Benchmark (as those terms are defined below) within the time periods specified in Table I. With respect to each such Program Product, Becton Dickinson's development and commercialization diligence obligations shall commence upon the selection and transfer to Becton Dickinson of Program Candidate Markers for use in formatting an Assay.

                           i.       FIRST DILIGENCE BENCHMARK. To meet the
"First Diligence Benchmark" with respect to a Program Product, Becton Dickinson must:

                                    (a)      [**];

                                    (b)      [**]; and,

                                    (c)      as determined necessary by the
Joint Steering Committee, [**].

                           ii.      SECOND DILIGENCE BENCHMARK. To meet the
"Second Diligence Benchmark" with respect to a Program Product, Becton Dickinson must:

                                    (a)      [**]; and

                                    (b)      [**].

                           iii.     THIRD DILIGENCE BENCHMARK. To meet the
"Third Diligence Benchmark" with respect to a Program Product, Becton Dickinson must [**].




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                                     Table I

                                               Number of Months
                                      -----------------------------------------
                                                                    Program
                                      Screening     Staging     Pharmacogenomic
Event                                  Product      Product         Product
-----                                 ---------     -------     ---------------

MPMx, in consultation with               [**]         [**]           [**]
Becton Dickinson, selects and
transfers Program Candidate
Markers for Becton Dickinson's
use in Assay formatting
--------------------------------------------------------------------------------
First Diligence Benchmark                [**]         [**]           [**]
--------------------------------------------------------------------------------
Second Diligence Benchmark               [**]         [**]           [**]
--------------------------------------------------------------------------------
Third Diligence Benchmark                             [**]



Notwithstanding anything to the contrary in this Section 2.12(a), in the event Becton Dickinson fails to meet any diligence benchmark described in this Section 2.12(a) with respect to a Program Product (an "Unmet Benchmark"), [**] under this Section 2.12(a) with respect to such Program Product if:

                                    1.       Becton Dickinson can demonstrate
that it has [**] such Program Product [**].

                                    2.       the Joint Steering Committee [**]
in which event [**] as shall be agreed upon by the Joint Steering Committee) [**]; and

                                    3.       [**].

                  b. GENERAL DILIGENCE OBLIGATIONS. In addition to the specific diligence obligations set forth in Section 2.12(a) above, Becton Dickinson shall [**] for each Exclusive Product Area, Co-Exclusive Colon Product Area, Exclusive Colon Pharmacogenomic Product Opportunity and Co-Exclusive Pharmacogenomic Product Opportunity in each Major Market Country. Such efforts and commitment shall not be less than the efforts and commitment expended by Becton Dickinson in connection with its other development and commercialization projects that are at a comparable stage of its development and commercialization process and that are of comparable scientific and commercial potential. Specifically, for each Program Product in clinical development for each Exclusive Product Area, Co-Exclusive Colon Product Area,



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    with the Securities and Exchange Commission. Asterisks denote omissions.


Exclusive Colon Pharmacogenomic Product Opportunity and Co-Exclusive Pharmacogenomic Product Opportunity, Becton Dickinson agrees [**] for such Program Product in each Major Market Country. Upon receipt of regulatory approval, Becton Dickinson agrees to use commercially reasonable efforts to market and sell each such Program Product in each Major Market Country.

                  c. PROGRESS REPORTS. Becton Dickinson shall provide MPMx with a quarterly written report describing Becton Dickinson's progress consistent with Exhibit B in developing and commercializing all Program Products upon commencement of the diligence obligations set forth in Section 2.12(a) above. Such reports shall be provided within [**] after the conclusion of the first Contract Year in which such diligence obligations commenced and quarterly thereafter for each Program Product until the First Commercial Sale of each such Program Product in each Major Market Country.

                  d. PROCESS FOR DETERMINATION OF DILIGENCE. In the event that MPMx does not believe that Becton Dickinson has satisfied its diligence obligations under this Section 2.12, MPMx shall notify Becton Dickinson in writing specifying the diligence obligation believed not to be satisfied. Any such notice prior to the First Commercial Sale of a Program Product in each Major Market Country shall be delivered to Becton Dickinson within [**] of MPMx' receipt of a progress report pursuant to Section 2.12(c). If Becton Dickinson believes that it has satisfied such obligations, it shall so notify MPMx within [**] after receipt of MPMx's notice. Such notice by Becton Dickinson shall indicate the reasons that Becton Dickinson believes it has satisfied its obligations under Sections 2.12(a) and (b), as applicable, and provide supporting information for such position. If MPMx disagrees with Becton Dickinson's response, the Parties shall attempt in good faith to resolve the disagreement, referring the matters to the Executive Officers for resolution pursuant to Section 2.2(b), if necessary.

                  e.       FAILURE TO MEET DILIGENCE.

                           i.       Subject to the provisions of Section
2.12(d), if Becton Dickinson fails to meet any diligence benchmark as set forth in Section 2.12(a) above, then, [**] as the case may be. In addition to the foregoing, Becton Dickinson shall (A) deliver to MPMx copies of any and all regulatory and clinical information related to the Program Validated Market included in such Program Product (but excluding information relating to the related Viable Platform, Assay formats and manufacturing processes) that Becton Dickinson owns or otherwise controls and as to which Becton Dickinson has the right to grant licenses or sublicenses without violating the terms of any agreement (the "Product Related Information"), and (B) grant to MPMx a fully paid-up, non-royalty bearing license, with the right to grant sublicenses, to use, copy, display, modify and create derivative works of such Product Related Information to


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



develop and commercialize such Program Product for such Non-Exclusive Product Area or such Non-Exclusive Pharmacogenomic Product Opportunity, as the case may be.

                           ii.      Subject to the provisions of Section
2.12(d), in the event Becton Dickinson fails to meet its diligence obligations with respect to a Major Market Country, as set forth in Section 2.12(b) above, then, [**], as the case may be, [**] for such Major Market Country (an [**]) and such Product Area or such product opportunity shall be deemed to be a Non-Exclusive Product Area or a Non-Exclusive Pharmacogenomic Product Opportunity, as the case may be, [**]. In addition, Becton Dickinson shall (A) deliver to MPMx any and all Product Related Information for such Program Product [**] and (B) grant to MPMx a fully paid-up non-royalty bearing license with the right to grant sublicenses, to use, copy, display, modify and create derivative works of such Product Related Information to develop and commercialize such Program Product in the Abandoned Market for such NonExclusive Product Area or such Non-Exclusive Pharmacogenomic Product Opportunity, as the case may be.

                           iii.     The rights of MPMx under Sections 2.12(e)(i)
and (ii) shall be MPMx' sole and exclusive remedies for Becton Dickinson's failure to meet any of its diligence obligations under Sections 2.12(a) and/or
(b).

         SECTION 2.13 PROGRESS REPORTS. Within [**] after the end of each calendar quarter, each Party shall provide to the Joint Steering Committee a written report summarizing the activities undertaken by such Party during the preceding calendar quarter in connection with the Research Program and the Development Program.

                                   ARTICLE III

                                 GRANT OF RIGHTS

         SECTION 3.1 MPMX GRANTS.

                  a. RESEARCH LICENSES. Subject to the terms and conditions of this Agreement, MPMx hereby grants to Becton Dickinson, a non-exclusive, non-royalty- bearing right and license in the Territory, without the right to grant sublicenses except as provided in Section 3.1(c) below, under the MPMx Program Intellectual Property, to (i) make and use Program Candidate Markers and Program Validated Markers in the course of the Research Program to the extent necessary for Becton Dickinson to undertake its responsibilities as set forth in the Research Plan and (ii) make and use Program Validated Markers in the course of the Development Program to research and develop Program Products for use in the Field.



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                  b.       PRODUCT COMMERCIALIZATION LICENSES.

                           i.       Subject to the terms and conditions of this
Agreement, MPMx hereby grants to Becton Dickinson an exclusive, royalty-bearing right and license in the Territory, without the right to grant sublicenses except as provided in Section 3.1(c) below, under the MPMx Program Intellectual Property and MPMx' rights in the Joint Program Intellectual Property, to make, use, import, offer to sell and sell (A) any Program Product inside any Exclusive Product Area or to address any Exclusive Colon Pharmacogenomic Product Opportunity, and (B) any Program Diagnostic Product that contains a Program Validated Marker that was developed for an Exclusive Non-Colon Product Area inside the Disease Area that includes such Exclusive Non-Colon Product Area.

                           ii.      Subject to the terms and conditions of this
Agreement, MPMx hereby grants to Becton Dickinson a co-exclusive (with MPMx and its Affiliates), royalty-bearing right and license in the Territory, without the right to grant sublicenses except as provided in Section 3.1(c) below, under the MPMx Program Intellectual Property and MPMx' rights in the Joint Program Intellectual Property, to make, use, import, offer to sell and sell any Program Product to address any Co-Exclusive Non-Colon Pharmacogenomic Product Opportunity.

                           iii.     Subject to the terms and conditions of this
Agreement, MPMx hereby grants to Becton Dickinson a co-exclusive (with MPMx, its Affiliates and no more than one sublicensee in the case of each of the Co-Exclusive Colon Product Areas and each of the Co-Exclusive Colon Pharmacogenomic Product Opportunities), royalty-bearing right and license in the Territory, without the right to grant sublicenses, under the MPMx Program Intellectual Property and MPMx' rights in the Joint Program Intellectual Property, to make, use, import, offer to sell and sell any Program Product inside any Co-Exclusive Colon Product Area or to address any Co-Exclusive Colon Pharmacogenomic Product Opportunity.

                           iv.      Subject to the terms and conditions of this
Agreement and except as specifically provided for in Section 3.1(b)(i)(B), MPMx hereby grants to Becton Dickinson a non-exclusive, royalty-bearing right and license in the Territory, under the MPMx Program Intellectual Property and MPMx' rights in the Joint Program Intellectual Property, to make and have made, use and have used, import, offer to sell and sell any Program Product inside any Non-Exclusive Product Area and to address any Non-Exclusive Pharmacogenomic Product Opportunity.

                  c. BECTON DICKINSON SUBLICENSE RIGHTS. Becton Dickinson shall have the right to grant sublicenses under the licenses from MPMx set forth in Sections 3.1(a) and (b)(i) and (ii) above to Approved Sublicensees; PROVIDED, HOWEVER, that Approved Sublicensees shall have no right to grant further sublicenses without the prior written consent of MPMx. Becton Dickinson shall have responsibility for all obligations of Approved Sublicensees and guarantees to MPMx the performance of all such obligations. The payment of royalties by Becton Dickinson under Section 4.7



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    with the Securities and Exchange Commission. Asterisks denote omissions.


below shall be the obligation of Becton Dickinson regardless of whether sales are made by Becton Dickinson or an Approved Sublicensee.

                  d. LICENSE TO PROVIDE PROGRAM PHARMACOGENOMIC SERVICES. Subject to the terms and conditions of this Agreement, MPMx hereby grants to Becton Dickinson a non-exclusive, royalty-bearing right and license in the Territory, without the right to grant sublicenses, under the MPMx Program Intellectual Property and MPMx' rights in the Joint Program Intellectual Property, to make, import and use Program Validated Markers in order to provide Program Pharmacogenomic Services in the Field.

                  e. THIRD PARTY LICENSES. MPMx represents and warrants that, in the event that MPMx seeks to grant to a third party a license or sublicense with respect to Program Products as permitted under Sections 3.1(b)(ii), 3.1(b)(iii), 3.1(b)(iv) and 3.1(d), it is the intention of MPMx to seek royalty and financial provisions that are at least as favorable to MPMx as the applicable provisions of Article IV of this Agreement, provided that the Parties recognize that the foregoing is an expression of MPMx' intention and shall not preclude MPMx from consummating a transaction on terms less favorable to MPMx than the applicable terms of this Agreement.

         SECTION 3.2 BECTON DICKINSON GRANTS.

                  a. RESEARCH LICENSE. Subject to the terms and conditions of this Agreement, Becton Dickinson hereby grants to MPMx and its Affiliates a non-exclusive, non-royalty-bearing right and license in the Territory, with the right to grant sublicenses as contemplated by the Research Plan or as otherwise approved by the Joint Steering Committee, under the Becton Dickinson Program Intellectual Property and the Becton Dickinson Platform Intellectual Property, to make and use Program Candidate Markers and Program Validated Markers in the course of the Research Program to the extent necessary for MPMx to research and develop Program Products for use in the Field.

                  b.       LICENSES TO EXPLOIT MPMX RETAINED RIGHTS.

                           i.       Subject to the terms and conditions of this
Agreement, Becton Dickinson hereby grants to MPMx a non-exclusive, non-royalty-bearing (except as provided below) right and license in the Territory, with the right to grant sublicenses as provided in Section 3.2(c), under the Becton Dickinson Program Intellectual Property and Becton Dickinson's rights in the Joint Program Intellectual Property, to the extent necessary to exploit MPMx's retained rights, as set forth in Section 3.3 below. In the event that Becton Dickinson owes a royalty to a third party on the sale by MPMx or its sublicensees of products covered by Becton Dickinson Program Patent Rights, Becton Dickinson shall notify MPMx of such royalty



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               Confidential Materials omitted and filed separately
    with the Securities and Exchange Commission. Asterisks denote omissions.


obligation as soon as practicable (and, in any event, no later than [**] after the execution of the agreement with such third party giving rise to such royalty obligation), including in such notice the pertinent details of the royalty obligation. Within [**] after receipt of such notice, MPMx shall provide Becton Dickinson written notice of its election to either (A) pay Becton Dickinson an amount equal to the royalty payable to the third party on account of such sales by MPMx or its sublicensees, or (B) relinquish its rights under this Section 3.2(b)(i) under such Becton Dickinson Program Patent Rights.

                           ii.      Subject to the terms and conditions of this
Agreement (including without limitation the right of first negotiation with respect to ROFN Products set forth in Section 3.4 below), Becton Dickinson hereby grants to MPMx (A) a non-royalty-bearing, non-exclusive right and license in the Territory, without the right to grant sublicenses except as provided in
Section 3.2 (c) below, under the Becton Dickinson Platform Intellectual Property, to research and develop Products for use outside the Field, and (B) to the extent Becton Dickinson may do so, without violating the terms of any agreement with a third party executed prior to MPMx' notice to Becton Dickinson under Section 4.8 with respect to each MPMx Royalty- Bearing Product, a non-exclusive, royalty-bearing right and license in the Territory, without the right to grant sublicenses except as provided in Section 3.2 (c) below, under Becton Dickinson Platform Intellectual Property, to make, use, import, offer to sell and sell Products for use outside the Field.

                  c. MPMX SUBLICENSE RIGHTS. MPMx shall have the right to grant sublicenses under the licenses from Becton Dickinson set forth in Section 3.2(b)(i) and (ii), PROVIDED THAT, with respect to sublicense grants under
Section 3.2(b)(ii), MPMx shall only grant sublicenses to parties collaborating with MPMx in the research, development and commercialization of Products for use outside the Field, which sublicenses Becton Dickinson has approved, which approval shall not be unreasonably withheld, after MPMx has (i) provided prior written notice to Becton Dickinson of any such proposed sublicense, and (ii) provided Becton Dickinson with information concerning the name of such proposed sublicensee and the scope of the sublicense.

         SECTION 3.3 MPMX RETAINED RIGHTS. Except as specifically provided for herein (including without limitation the right of first negotiation with respect to ROFN Products set forth in Section 3.4 below), MPMx retains all rights and licenses to exploit MPMx Program Intellectual Property, including but not limited to MPMx's rights to research, develop, make, use, import, sell and offer for sale, and to sublicense others to research, develop, make, use, import, sell and offer for sale, with respect to:



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    with the Securities and Exchange Commission. Asterisks denote omissions.


                  a. therapeutic and/or prophylactic products for any indications inside and outside the Field,

                  b. Diagnostic Products for use inside the Field, other than a Diagnostic Product inside any Exclusive Product Area or Reserved Product Area and except as specifically provided for in Section 3.1(b)(i)(B),

                  c.       Diagnostic Products for use outside the Field;

                  d. Pharmacogenomic Products for use inside and outside the Field, other than a Pharmacogenomic Product to address any Exclusive Colon Pharmacogenomic Product Opportunity;

                  e. Pharmacogenomic Services inside and outside the Field.

         Nothing contained in this Agreement shall be construed to restrict or limit the right of MPMx to exploit any of such retained rights through or with any of its Affiliates, including the right to assign any of such retained rights to one or more Affiliates.

         SECTION 3.4 BECTON DICKINSON'S [**]. If, prior to the expiration of the Program Term, MPMx seeks to commercialize [**] in collaboration with a third party, MPMx shall [**]. Becton Dickinson shall [**] Becton Dickinson indicates that [**], the Parties shall [**] as may be mutually agreeable. [**] reach mutual agreement.

         SECTION 3.5 SECTION 365(N) OF THE BANKRUPTCY CODE. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under
Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

                                   ARTICLE IV

                              FINANCIAL PROVISIONS

         SECTION 4.1 LICENSE PAYMENT. On the Effective Date, and in consideration of the grant by MPMx to Becton Dickinson of the rights granted under Article III,



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Becton Dickinson shall make an initial non-refundable license payment to MPMx of
[**].

         SECTION 4.2 ADDITIONAL PAYMENT. On each anniversary of the Effective Date during the Program Term, and in consideration for the rights granted by MPMx to Becton Dickinson under MPMx Program Patent Rights originating subsequent to the Effective Date during each Contract Quarter of the Program Term, but outside the course of the Research Program, Becton Dickinson shall make a payment to MPMx of [**].

         SECTION 4.3 EQUITY INVESTMENT. On the Execution Date, MPMx and Becton Dickinson shall execute the Stock Purchase Agreement pursuant to which Becton Dickinson shall purchase, and MPMx shall sell, as of the Effective Date, 1,200,000 shares of MPMx Series C Convertible Preferred Stock at a purchase price of $12.50 per share.

         SECTION 4.4 CONVERTIBLE NOTE.

                  a. MPMX OPTION. Subject to the provisions of Section 2.6, MPMx shall have the option to require that Becton Dickinson make a loan or loans in an aggregate amount up to [**] in accordance with this Section 4.4 (the "Loan Option") in the event that the following conditions (the "Loan Option Conditions") have been met: (i) at the time MPMx exercises such option, MPMx has neither (A) completed an initial public offering of any class of its equity securities (an "Initial Public Offering") pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the "Securities Act"), nor (B) filed a registration statement meeting the requirements of the Securities Act for the purpose of completing an Initial Public Offering, which has not been withdrawn by MPMx or otherwise terminated prior to effectiveness;
(ii) either (A) the [**] has been achieved, or (B) if the [**] has not been achieved, Becton Dickinson has not elected to terminate the Research Program pursuant to Section 2.8; (iii) at the time MPMx exercises such option, MPMx is not in breach of this Agreement; (iv) there shall not have occurred and be continuing an Event of Default (as defined in the Convertible Note); (v) the Guaranty Agreement, in substantially the form attached hereto as EXHIBIT G, shall be in full force and effect, (vi) MPMx shall have certified to Becton Dickinson that the representations and warranties of MPMx set forth in the Convertible Note are true and correct as of the closing date specified pursuant to subsection (b), (vii) there shall not have occurred a Change of Control, and
(viii) MPMx shall have not exercised its conversion rights under Section 1 of the Convertible Note.

                  b.       EXERCISE OF MPMX OPTION. Subject to the provisions of
Section 2.6, MPMx may exercise the Loan Option at any time or times after the Third Anniversary Date and prior to the end of the Sixth Contract Year so long as, with



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    with the Securities and Exchange Commission. Asterisks denote omissions.


respect to each exercise thereof, each of the Loan Option Conditions have been met at the time of such exercise. MPMx shall exercise the Loan Option by providing written notice to Becton Dickinson specifying (i) the desired amount of the loan (not to exceed an aggregate of [**] for all such loans), and (ii) the desired closing date for the loan (which shall be at least thirty (30) days following the date of such notice). Each exercise of the Loan Option shall be for a loan of not less than [**].

                  c. FORM OF LOAN; CLOSING. Any loan or loans made to MPMx by Becton Dickinson pursuant to this Section 4.4 shall be evidenced by an interest-bearing convertible note in substantially the form of EXHIBIT D to this Agreement (the "Convertible Note"). It shall be a condition to the making of any loan by Becton Dickinson pursuant to this Section 4.4 that MPMx shall have executed and delivered the Convertible Note to Becton Dickinson. On the closing date specified pursuant to subsection (b), Becton Dickinson shall transmit funds to MPMx in the form of a wire transfer equal to the principal amount specified pursuant to subsection (b). Becton Dickinson shall note on the Schedule to the Convertible Note the amount of all loans made pursuant to this Section 4.4 and payments of principal (including amounts set off against Becton Dickinson's royalty obligations hereunder) and interest made in connection therewith. The failure of Becton Dickinson to make such notation upon the making of any loan or the payment (or set-off) of any principal or interest, however, shall not alter or impair the rights and remedies of Becton Dickinson if a loan has actually been made, or the rights and remedies of MPMx if payment (or set-off) of principal or interest has been made, in accordance with the terms of this Agreement and the Convertible Note.

         SECTION 4.5 RESEARCH FUNDING.

                  a. FUNDING AMOUNT. In support of the Research Program and MPMx's contribution to the Development Program, if any, Becton Dickinson shall pay to MPMx a total of [**] during the six (6) Contract Years of the Program Term (the "Funding Amount"), such amount to be (i) subject to adjustment upwards or downwards by the Joint Steering Committee, (ii) subject to the Annual Adjustment (as defined below) and (iii) allocated by the Joint Steering Committee among the Contract Years pursuant to subsection (b), PROVIDED THAT in no event shall the Funding Amount for any of the Second Contract Year, Third Contract Year and Fourth Contract Year be [**] per Contract Year. The Funding Amount shall be subject, beginning with the Third Contract Year, to an annual adjustment equal to the percentage increase or decrease in the United States Consumer Price Index for the preceding twelve (12) month period (the "Annual Adjustment"). The Funding Amount provided by Becton Dickinson to MPMx shall consist of (i) amounts allocated for support of MPMx personnel (at a rate of [**] per FTE annually, subject to the Annual Adjustment), (ii) amounts for the funding of external relationships with third parties (e.g., costs associated with collaborations and the in-licensing of


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technology (including tissues and samples) other than Blocking Third Party
Intellectual Property, Enabling Third Party Intellectual Property and Enhancing Third Party Intellectual Property from academic and clinical institutions) undertaken from time to time as part of the Research Program.

                  b. PAYMENTS. Within [**] after the Effective Date, Becton Dickinson shall pay to MPMx the Funding Amount for the first Contract Quarter, as specified in EXHIBIT E. On or prior to the first day of each subsequent calendar month after the end of the first Contract Quarter during the First Contract Year, Becton Dickinson shall pay to MPMx the Funding Amount for such calendar month, as specified in EXHIBIT E. At least [**] prior to the commencement of each subsequent Contract Year, the Joint Steering Committee shall agree upon the allocation of the Funding Amount for each Contract Quarter of such Contract Year. On or prior to the first day of each calendar month during each such Contract Quarter, Becton Dickinson shall pay to MPMx [**] of the Funding Amount for such Contract Quarter.

                  c. ADJUSTMENTS. Within [**] after the completion of each Contract Quarter during the Program Term, MPMx shall provide Becton Dickinson with a written statement setting forth the number of FTEs working on the Research Program and a description of the work completed, and external collaboration funding and the purpose of such funding during the preceding Contract Quarter. Except as provided below, MPMx shall provide to Becton Dickinson a credit for any amounts overpaid by Becton Dickinson (except that with respect to the last Contract Quarter of the last Contract Year, MPMx shall reimburse Becton Dickinson for any amounts overpaid by Becton Dickinson) or invoice Becton Dickinson for any amounts underpaid during such Contract Quarter (except that Becton Dickinson shall not be obligated to pay to MPMx an amount that exceeds (i) the funding levels set forth in EXHIBIT E, with respect to the First Contract Year, or (ii) the funding levels established by the Joint Steering Committee, with respect to subsequent Contract Years). Notwithstanding the foregoing, if any of the Funding Amount remains unspent at the end of the Sixth Contract Year (the "Unspent Funding Amount") then Becton Dickinson may allocate (a) all or some portion of the Unspent Funding Amount to one or more Marker Validation Projects and (b) if any remains, up to [**] of the Unspent Funding Amount to the completion of one or more aspects of the Development Program or Becton Dickinson's activities relating to the commercialization of Program Products.

                  d. RECORDS AND AUDITS. MPMx shall keep, and shall require its Affiliates to keep, complete and accurate records relating to funding of the Research Program by Becton Dickinson and MPMx' expenses for MPMx Program Patent Rights, all in accordance with U.S. GAAP. Becton Dickinson shall have the right once each Contract Year at Becton Dickinson's expense to retain an independent, certified public accountant, selected by Becton Dickinson and reasonably acceptable to MPMx, to review such records in the location(s) where such records are maintained by


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MPMx upon reasonable notice and during regular business hours and under obligations of strict confidence for the sole purposes of verifying the number of FTEs working on the Research Program and the work performed and external collaborations undertaken as part of the Research Program for which MPMx has provided funding pursuant to the Research Program. Results of such review shall be made available to both Parties. If the review reflects an overpayment of funding to MPMx, such overpayment shall be promptly remitted to Becton Dickinson, together with interest calculated in accordance with Section 4.12. If the overpayment is equal to or greater than [**] of the actual annual funding amount that was otherwise due, Becton Dickinson shall be entitled to have MPMx pay all of the costs of such review.

         SECTION 4.6 MILESTONE PAYMENTS.

                  a. PAYMENT SCHEDULE. Becton Dickinson shall make the following milestone payments to MPMx in connection with Program Products licensed to Becton Dickinson under this Agreement upon achievement by Becton Dickinson or any Approved Sublicensee of the applicable milestones:


                                                                Payment Due
                                                              Upon Achievement
                             Milestone                          of Milestone
                             ---------                          ------------

     1.   Upon [**] of the following Disease Areas:

          a.    [**]                                                [**]
          b.    [**]                                                [**]
          c.    [**]                                                [**]
          d.    [**]                                                [**]
          e.    [**]                                                [**]
          f.    [**]                                                [**]

     2.   Upon  [**]                                                [**]

     3.   Upon  [**]                                                [**]

     4.   Upon  [**]                                                [**]



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
                                                                Payment Due
                                                              Upon Achievement
                             Milestone                          of Milestone
                             ---------                          ------------

     5.    Upon the earlier of [**] in each of the
           following Disease Areas:

           a.    [**]                                                [**]
           b.    [**]                                                [**]
           c.    [**]                                                [**]
           d.    [**]                                                [**]
           e.    [**]                                                [**]

     6.    Upon the [**] except as provided in                       [**]
           subsection (b) below

     7.    Upon the [**], except as provided in                      [**]
           subsection (b) below

     8.    Upon the [**] except as provided in                       [**]
           subsection (b) below

     9.    Upon the [**] except as provided in                       [**]
           subsection (b) below

     10.   Upon the [**]                                             [**]

     11.   Upon the [**]                                             [**]

     12.   Upon [**]                                                 [**]

     13.   Upon [**]                                                 [**]

     14.   Upon [**]

           (a) [**] then the following milestone payments shall be made:

               i.    Upon the [**]                                   [**]
               ii.   Upon the [**]                                   [**]
               iii.  Upon the [**]                                   [**]
               iv.   Upon the [**]                                   [**]



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            (b) Alternatively, [**] then the following milestone payments shall be made:

               i.    Upon the [**]                                   [**]
               ii.   Upon the [**]                                   [**]
               iii.  Upon the [**]                                   [**]
               iv.   Upon the [**]                                   [**]

                  b. MIGRATION ADJUSTMENT. Notwithstanding the milestone payments set forth in Items 6, 7, 8 and 9 of subsection (a) above, in the event that:

                           i.       Becton Dickinson has made a milestone
payment to MPMx with respect to a Program Diagnostic Product under Item 5 of subsection (a) above (a "Milestoned Program Diagnostic Product") or has made or is obligated to make milestone payments to MPMx with respect to a Program Pharmacogenomic Product under Items 6 and 7 or 8 and 9 of subsection (a) above (a "Milestoned Program Pharmacogenomic Product"); AND

                           ii.      either (A) the Milestoned Program Diagnostic
Product receives FDA Approval as a Program Pharmacogenomic Product (a "Migrated Product"), or (B) the Milestoned Program Pharmacogenomic Product receives FDA Approval for a different drug and/or Disease Area than the drug and/or Disease Area for which the milestone referred to in subsection (i) was paid (a "New PGX Product"), then, [**].

                  c. TIMING OF PAYMENTS. Each milestone payment shall be made by Becton Dickinson to MPMx within [**] after the achievement of the applicable milestone.

         SECTION 4.7 ROYALTY PAYMENTS TO MPMX. Becton Dickinson shall pay to MPMx royalties as follows:

                  a. PROGRAM PRODUCTS. With respect to each sale of any Program Product by Becton Dickinson, its Affiliates or Approved Sublicensees, Becton Dickinson shall pay to MPMx a royalty equal to [**] on such Program Product.

                  b. THIRD PARTY PHARMACOGENOMIC PRODUCTS. With respect to each sale of each Third Party Pharmacogenomic Product by Becton Dickinson, its Affiliates or Approved Sublicensees, Becton Dickinson shall pay to MPMx a royalty of (i) [**]



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on such Third Party Pharmacogenomic Product if MPMx has retained, and has licensed to Becton Dickinson, exclusive rights to commercialize such Third Party Pharmacogenomic Product, or (ii) [**] on such Third Party Pharmacogenomic Product if MPMx has retained, and has licensed to Becton Dickinson, non-exclusive rights to commercialize such Third Party Pharmacogenomic Product.

                  c. PROGRAM PHARMACOGENOMIC SERVICES. Becton Dickinson shall pay to MPMx a royalty in connection with the use of any product which contains a Program Validated Marker in Program Pharmacogenomic Services provided by Becton Dickinson. [**] for such service shall be considered to be the [**].

                  d.       [**]

                           i.       [**]. The royalty rates set forth in
subsections (a), (b) and (c) above shall [**] (as described below). As used in this subsection, [**] as follows:

                                    (a)      If, in any country, any third party
shall sell or otherwise distribute [**]; and

                                    (b)      The regulatory requirements (if
any) [**]; and

                                    (c)      The [**]; and

                                    (d)      The dollar sales of the [**], as
measured by publicly available industry data (such as IMS data);

then [**] shall be deemed to exist [**] of the Affected Program Product. If Becton Dickinson [**] in any country with respect to an Affected Program Product, it shall provide written notice to MPMx providing supporting evidence thereof. MPMx shall indicate to Becton Dickinson within [**] after receipt of such notice whether it [**]. If MPMx [**], the provisions of subsection (ii) shall apply; if MPMx [**], and the Parties are unable in good faith to reach agreement, then [**] shall be submitted to the Executive Officers.

                           ii.      ROYALTY ADJUSTMENT. During the period in
which [**], the royalty rates set forth in subsections (a), (b) and (c) shall be [**] during the applicable calendar quarter and whose [**] in the affected country during the applicable calendar quarter, PROVIDED THAT in no event shall such royalty rates [**]. For example, [**] royalty rate under subsection (a) shall be [**].

         SECTION 4.8 ROYALTY PAYMENTS TO BECTON DICKINSON. In the event that MPMx intends to commercialize a Product that is covered by the license to Becton Dickinson Platform Intellectual Property granted pursuant to Section 3.2(b)(ii)(B) above but is


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not commercialized in collaboration with Becton Dickinson pursuant to Section
3.4 (an "MPMx Royalty-Bearing Product"), MPMx shall notify Becton Dickinson in writing of such intent. Such notice shall be provided [**] to the anticipated date of the commercial introduction of such MPMx Royalty-Bearing Product. Promptly following such notice, the Parties shall negotiate in good faith the royalty rates (which shall be [**] of Net Sales) and royalty-related and other terms applicable to such MPMx Royalty-Bearing Product. If the Parties have not agreed upon such royalty rates and royalty-related terms within [**] after such notice, the matter shall be submitted to the Executive Officers, and, failing resolution by them, to ADR proceedings pursuant to Section 9.1, PROVIDED that with respect to any such ADR proceeding, (a) the Parties agree to select a neutral party to preside in the resolution of such disagreement who has appropriate industry experience as to make a determination of what a reasonable royalty rate should be, and (b) such neutral party shall select a royalty rate [**].

         SECTION 4.9 LENGTH OF ROYALTY PAYMENTS. The royalties payable under
Section 4.7 shall be paid on a country-by-country basis on each such Program Product, Third Party Pharmacogenomic Product or Program Pharmacogenomic Service until the later of (a) the expiration of all Program Patent Rights which cover such Program Product, Third Party Pharmacogenomic Product or Program Pharmacogenomic Service in such country or (b) [**] after the First Commercial Sale of such Program Product, Third Party Pharmacogenomic Product or Program Pharmacogenomic Service in such country.

         SECTION 4.10 ROYALTIES PAYABLE ONLY ONCE. Becton Dickinson's obligation to pay royalties under Section 4.7 is imposed only once with respect to the same unit of Program Product, Third Party Pharmacogenomic Product and/or Program Pharmacogenomic Service. Except as specifically provided in this Agreement, there shall be no deductions from the royalties payable hereunder.

         SECTION 4.11 ROYALTY REPORTS AND ACCOUNTING.

                  a. ROYALTY REPORTS; ROYALTY PAYMENTS. Becton Dickinson shall deliver to MPMx, within [**] after the end of each calendar quarter, reasonably detailed written accountings of Gross Profits on Program Products, Third Party Pharmacogenomic Products and/or Pharmacogenomic Services that are subject to royalty payments due to MPMx for such calendar quarter. Such quarterly reports shall indicate (i) gross sales and Net Sales on a product-by-product basis, (ii) the determination of Direct Cost of Goods Sold and Cost of Goods Sold, and (iii) the calculation of royalties from such gross sales, Gross Profits and Net Sales. When Becton Dickinson delivers such accounting to MPMx, Becton Dickinson shall also deliver all royalty payments due under Section 4.7 to MPMx for the calendar quarter.



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                  b.       AUDITS BY MPMX. Becton Dickinson shall keep, and
shall require its Approved Sublicensees to keep, complete and accurate records of the latest three (3) years relating to Net Sales, Direct Cost of Goods Sold, Cost of Goods Sold, Gross Profits, and Sections 4.12, 4.13 and 4.14. For the sole purpose of verifying royalties payable to MPMx, MPMx shall have the right annually at MPMx's expense to retain an independent, certified public accountant selected by MPMx and reasonably acceptable to Becton Dickinson, to review such records in the location(s) where such records are maintained by Becton Dickinson, its Affiliates or Approved Sublicensees upon reasonable notice and during regular business hours and under obligations of strict confidence. Results of such review shall be made available to both Parties. If the review reflects an underpayment of royalties to MPMx, such underpayment shall be promptly remitted to MPMx, together with interest calculated in the manner provided in Section 4.12 below. If the underpayment is equal to or greater than [**] of the royalty amount that was otherwise due, MPMx shall be entitled to have Becton Dickinson pay all of the costs of such review.

         SECTION 4.12 CURRENCY AND METHOD OF PAYMENTS; LATE PAYMENTS. All payments under this Agreement shall be made in United States dollars by transfer to such bank account as MPMx may designate from time to time within no more than [**] of invoice or when such payment is due in accordance with the provisions of this Agreement. Any royalty payments due hereunder with respect to sales outside of the United States shall be payable in U.S. Dollars; provided, however, that if any payment on account of Net Sales is received by Becton Dickinson in a foreign currency, such amount shall be converted monthly to United States funds at the rate published by Reuters on the last Wednesday of the month in which Net Sales occurred (or such other publicly available source as Becton Dickinson may subsequently utilize generally in its currency accounting procedures, in which case Becton Dickinson shall provide notice to MPMx promptly of any such change). Becton Dickinson shall pay interest to MPMx on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to the lesser of the U.S. prime rate reported by THE WALL STREET JOURNAL for the applicable period, or the highest rate permitted by applicable law, calculated on the number of days such payment is delinquent. In the event any invoice issued by MPMx contains any terms which conflict with the terms of this Agreement, the terms of this Agreement shall prevail.

         SECTION 4.13 TAX WITHHOLDING. The Parties shall use all reasonable and legal efforts to reduce tax withholding on payments made to MPMx hereunder. Notwithstanding such efforts, if Becton Dickinson concludes that tax withholdings under the laws of any country are required with respect to payments to MPMx, Becton Dickinson shall withhold the required amount and pay it to the appropriate governmental authority. In such a case, Becton Dickinson shall promptly provide MPMx with original receipts or other evidence reasonably required and sufficient to allow MPMx to document such tax withholdings adequately for purposes of claiming foreign tax credits and similar benefits.



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         SECTION 4.14 BLOCKED PAYMENTS. In the event that, by reason of applicable laws or regulations in any country, it becomes impossible or illegal for Becton Dickinson or its Affiliates or Approved Sublicensees, to transfer, or have transferred on its behalf, royalties or other payments to MPMx, such royalties or other payments shall be deposited in local currency in the relevant country to the credit of MPMx in a recognized banking institution designated by MPMx or, if none is designated by MPMx within a period of thirty (30) days, in a recognized banking institution selected by Becton Dickinson or its Affiliates or Approved Sublicensees, as the case may be, and identified in a notice in writing given to MPMx.

                                    ARTICLE V

         INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS

         SECTION 5.1 OWNERSHIP OF INVENTIONS.

                  a. BECTON DICKINSON INVENTIONS. Becton Dickinson shall exclusively own all inventions made solely by its employees, agents and consultants in the course of the Research Program and the Development Program ("Becton Dickinson Inventions").

                  b. MPMX INVENTIONS. MPMx shall exclusively own all inventions made solely by its employees, agents and consultants in the course of the Research Program and the Development Program ("MPMx Inventions").

                  c. JOINT INVENTIONS. All inventions made jointly by employees, agents and consultants of Becton Dickinson and employees, agents and consultants of MPMx in the course of the Research Program and/or the Development Program ("Joint Inventions") shall be owned jointly on the basis of each Party having an undivided interest in the whole.

                  d. INVENTORSHIP. The determination of inventorship shall be made in accordance with relevant patent laws. In the event of a dispute regarding inventorship, if the Parties are unable to resolve the dispute, mutually acceptable independent patent counsel not regularly employed by either Party shall resolve such dispute.

         SECTION 5.2 PROSECUTION AND MAINTENANCE OF PATENT RIGHTS.

                  a. BECTON DICKINSON INVENTIONS. Becton Dickinson shall have the exclusive right and option to file and prosecute any patent applications and to maintain any patents covering Becton Dickinson Inventions; PROVIDED THAT in the event that Becton Dickinson declines the option to file and prosecute any such patent applications or maintain any such patents covering any Becton Dickinson Invention, it shall give MPMx reasonable notice to this effect and thereafter MPMx may, upon written notice to Becton Dickinson, file and prosecute such patent applications and maintain such patents in Becton Dickinson's name, all at MPMx's expense, and all



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such Becton Dickinson Inventions shall remain owned exclusively by Becton
Dickinson.

                  b. MPMX INVENTIONS. MPMx shall have the exclusive right and option to file and prosecute any patent applications and maintain any patents covering MPMx Inventions; PROVIDED THAT in the event that MPMx declines the option to file and prosecute any such patent applications or maintain any such patents covering any MPMx Invention, it shall give Becton Dickinson reasonable notice to this effect and thereafter Becton Dickinson may, upon written notice to MPMx, file and prosecute such patent applications and maintain such patents in MPMx's name, all at Becton Dickinson's expense, and all such MPMx Inventions shall remain owned exclusively by MPMx.

                  c. JOINT INVENTIONS. MPMx shall have the exclusive right and option to file and prosecute any patent applications and to maintain any patents covering Joint Inventions made in the course of the Research Program; PROVIDED THAT in the event that MPMx declines the option to file and prosecute any such patent applications or maintain any such patents covering any such Joint Inventions, it shall give Becton Dickinson reasonable notice to this effect and thereafter Becton Dickinson may, upon written notice to MPMx, file and prosecute such patent applications and maintain such patents jointly in both Parties' names. Becton Dickinson shall have the exclusive right and option to file and prosecute any patent applications and to maintain any patents covering Joint Inventions made in the course of the Development Program; PROVIDED THAT in the event that Becton Dickinson declines the option to file and prosecute any such patent applications or maintain any such patents covering any such Joint Inventions, it shall give MPMx reasonable notice to this effect and thereafter MPMx may, upon written notice to Becton Dickinson, file and prosecute such patent application and maintain such patents jointly in both Parties' names.

                  d. COSTS AND EXPENSES. Each Party shall bear its own costs and expenses in preparing, filing, prosecuting, maintaining and extending Program Patent Rights, except that Becton Dickinson shall reimburse MPMx for [**] of the internal and external costs and expenses incurred by MPMx on and after the Effective Date under Section 5.2(b) and (c) for preparing, filing, prosecuting, maintaining and extending Program Patent Rights, PROVIDED, HOWEVER, that (i) reimbursed internal MPMx costs shall be limited to costs incurred by MPMx attorneys, patent agents, technical specialists and administrative assistants for work on or directly related to preparing, filing, prosecuting, maintaining and extending Program Patent Rights, and (ii) such reimbursement to MPMx shall be reduced by any reimbursed amounts received by MPMx from third parties relating to the same Patent Rights.

                  e. COOPERATION. Each Party agrees to cooperate with the other with respect to the filing, prosecution, maintenance and extension of patents and patent



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applications pursuant to this Section 5.2, including, without limitation, the execution of all such documents and instruments and the performance of such acts as may be reasonably necessary in order to permit the other Party to continue any filing, prosecution, maintenance or extension of patents and patent applications that such Party has elected not to pursue, as provided for in Sections 5.2(a), (b) and (c).

         SECTION 5.3 EXPLOITATION OF JOINT PROGRAM INTELLECTUAL PROPERTY. Subject to all provisions of this Agreement, including without limitation (a) the grant of licenses to Becton Dickinson and MPMx, respectively, under Article III; and (b) Becton Dickinson's royalty obligations pursuant to Article IV, each Party shall be free to exploit Joint Program Intellectual Property worldwide without restriction and without payment of any additional compensation to the other Party.

         SECTION 5.4 BLOCKING, ENABLING AND ENHANCING THIRD PARTY INTELLECTUAL PROPERTY.

                  a. GENERAL. If either Party believes that there exists third party intellectual property which constitutes Blocking Third Party Intellectual Property, Enabling Third Party Intellectual Property or Enhancing Third Party Intellectual Property, it shall notify the Joint Steering Committee. The Joint Steering Committee shall then determine (i) whether or not such third party Patent Rights constitute Blocking Third Party Intellectual Property, Enabling Third Party Intellectual Property or Enhancing Third Party Intellectual Property, as the case may be, and, if so, whether the Program Validated Marker or Validated Marker, as applicable, should be included in the Program Product; and (ii) if the determination of the Joint Steering Committee is affirmative, then whether, on what terms (economic or otherwise), and by which Party such Blocking Third Party Intellectual Property, Enabling Third Party Intellectual Property or Enhancing Third Party Intellectual Property, as the case may be, shall be licensed for the purposes of this Agreement.

                  b. RESOLUTION OF DISPUTES. If the Joint Steering Committee is unable to reach a determination with respect to any third party Patent Rights under subsection (a)(i) or (a)(ii) above and the Executive Officers are also unable to reach such a determination, the following provisions shall govern the resolution of such matter:

                           i.       with respect to Blocking Third Party
Intellectual Property, (A) Becton Dickinson shall make the determination as to whether a Program Validated Marker should be included in a Program Product, and
(B) the determination of whether third party Patent Rights cover such Program Validated Marker (i.e. that such Patent Rights constitute Blocking Third Party Intellectual Property) shall be made by mutually acceptable independent patent counsel not regularly engaged by either Party;



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                           ii.      with respect to Enabling Third Party
Intellectual Property, (A) the determination of whether a Program Product would have no medical value in the Field without the inclusion of a Validated Marker shall be made by a mutually acceptable technical expert not regularly employed by either Party; and (B) the determination of whether third party Patent Rights cover such Validated Marker shall be made by mutually acceptable independent patent counsel not regularly engaged by either Party;

                           iii.     with respect to Enhancing Third Party
Intellectual Property, if the Joint Steering Committee is unable to make a determination as to whether a Validated Marker materially enhances the commercial value of a Program Product, or whether third party Patent Rights cover such Validated Marker or the terms of the license for such third party Patent Rights, then such third party Patent Rights shall not constitute Enhancing Third Party Intellectual Property; and

                           iv.      with respect to the terms under which
Blocking or Enabling Third Party Intellectual Property shall be licensed, Becton Dickinson shall make the determination.

                  c. REIMBURSEMENT. If the Joint Steering Committee determines that it shall be the responsibility of MPMx to license any Blocking Third Party Intellectual Property, Enabling Third Party Intellectual Property or Enhancing Third Party Intellectual Property, as the case may be, then Becton Dickinson shall reimburse MPMx for [**] of any royalties and/or license fees paid by MPMx to a third party for such Blocking Third Party Intellectual Property, Enabling Third Party Intellectual Property or Enhancing Third Party Intellectual Property, as the case may be, subject to Becton Dickinson's right to treat such reimbursed costs as if it had made the payments directly for purposes of determining Cost of Goods Sold.

         SECTION 5.5 THIRD PARTY INFRINGEMENT.

                  a. REASONABLE ACTION. MPMx and Becton Dickinson each agrees to take reasonable actions to protect the Program Patent Rights from infringement in the Field and to protect the Program Know-How from unauthorized use in the Field, when, from its own knowledge or upon notice from the other Party, the Party with knowledge or receiving notice becomes aware of the reasonable probability that such infringement or unauthorized use exists in the Field.

                  b. INFRINGEMENT ACTION. Within [**] of becoming aware of the infringement of the Program Patent Rights in the Field or unauthorized use of the Program Know-How in the Field, the Responsible Party (as defined below) shall decide whether to institute an infringement suit or take other appropriate action that it believes is reasonably required to protect the Program Patent Rights and Program Know-How in the Field. If the Responsible Party fails to institute such suit or take



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               Confidential Materials omitted and filed separately
    with the Securities and Exchange Commission. Asterisks denote omissions.


such action within such ninety (90) day period, then the other Party shall have the right at its sole discretion to institute such suit or other appropriate action in the name of either or both Parties. In such event, the Responsible Party shall cooperate with the other Party to the extent reasonably possible, including the joining of suit if necessary or desirable.

                  c. RESPONSIBLE PARTY. As used herein, the term "Responsible Party" means (i) Becton Dickinson with respect to Becton Dickinson Program Patent Rights and/or Becton Dickinson Program Know-How, (ii) MPMx with respect to MPMx Program Patent Rights and/or MPMx Program Know-How, and (iii) MPMx with respect to Joint Program Patent Rights and/or Joint Program Know-How.

                  d. COSTS. Each Party shall assume and pay all of its own out-of-pocket costs incurred in connection with any litigation or proceedings described in this Section 5.5, including, without limitation, the fees and expenses of that Party's counsel.

                  e. RECOVERIES. Any recovery obtained by any Party as a result of any proceeding described in this Section 5.5 or from any counterclaim or similar claim asserted in a proceeding described in Section 5.6, by settlement or otherwise, shall be applied in the following order of priority:

                           i.       first, to reimburse each Party for all
litigation costs in connection with such proceeding paid by that Party and not otherwise recovered (on a pro rata basis based on each Party's respective litigation costs, to the extent the recovery was less than all such litigation costs); and

                           ii.      second, the remainder of the recovery shall
be paid [**] to the Responsible Party and [**] to the other Party, PROVIDED, HOWEVER, that if the Responsible Party does not institute suit or take action as set forth in Section 5.5(b) or elects not to respond to an invalidity claim pursuant to Section 5.6, then the recovery shall be paid fifty percent (50%) to each Party.

         SECTION 5.6 CLAIMED INFRINGEMENT; CLAIMED INVALIDITY.

                  a. DEFENSE OF THIRD PARTY INFRINGEMENT CLAIMS. If the activities of either Party in connection with the Research Program, or if the making, importing, using, offering to sell or selling of a Program Product in the Field or providing of Program Pharmacogenomic Services in the Field result in a claim of patent infringement or other violation of the intellectual property rights of any third party (a "Third Party Claim"), the Party which is accused of such infringement shall defend itself at its sole cost. The other Party shall cooperate with the accused Party in such defense and shall have the right to be represented by counsel of its own choice.



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               Confidential Materials omitted and filed separately
    with the Securities and Exchange Commission. Asterisks denote omissions.


                  b. TREATMENT OF DAMAGE AWARDS. In the event that in any judicial proceeding referred to in subsection (a) above involving a Third Party Claim that Blocking Third Party Intellectual Property exists with respect to the sale of a Program Product, judgment is rendered against Becton Dickinson and damages are awarded to a third party relating to such claim of Blocking Third Party Intellectual Property, such damages shall be paid by Becton Dickinson and such damages (other than any enhanced damages which, in such judgment, are attributed to willful infringement by Becton Dickinson) ("Third Party Damages") shall, for purposes of this Agreement, be treated as follows:

                           i.       If Becton Dickinson is not enjoined from
selling such Program Product, then:

                                    (a)      [**] for the applicable Program
Product; and

                                    (b)      [**] for the applicable Program
Product.

                           ii.      If Becton Dickinson is enjoined from selling
such Program Product, then:

                                    (a)      [**] for other Program Products;
and

                                    (b)      [**] and shall be [**] of Becton
Dickinson.

                  c. TREATMENT OF SETTLEMENT PAYMENTS. In the event that in any judicial proceeding referred to in subsection (a) above involving a Third Party Claim that Blocking Third Party Intellectual Property exists with respect to the sale of a Program Product, Becton Dickinson settles such judicial proceeding and agrees to make payments to a third party relating to such claim of Blocking Third Party Intellectual Property ("Third Party Settlement Payments") such payments shall be made by Becton Dickinson and shall, for purposes of this Agreement, be treated as follows:

                           i.       [**] shall be deemed [**] for the applicable
Program Product; and

                           ii.      [**] shall be deemed [**] for the applicable
Program Product.

                  d. PATENT INVALIDITY CLAIM. If a third party at any time asserts a claim that any Program Patent Right is invalid or otherwise unenforceable (an "Invalidity Claim"), whether as a defense in an infringement action brought by Becton Dickinson or MPMx pursuant to Section 5.5 or in an action brought against Becton Dickinson or MPMx under Section 5.6(a), the Parties shall cooperate with each other


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
in preparing and formulating a response to such Invalidity Claim. The Party responsible for responding to such claim, at its sole expense, shall be initially the Responsible Party, subject to the other Party's right, at its sole expense, to assume responsibility if the Responsible Party elects not to do so. Neither Party shall settle or compromise any Invalidity Claim without the consent of the other Party, which consent shall not be unreasonably withheld.

         SECTION 5.7 PATENT TERM EXTENSIONS. The Parties shall cooperate, if necessary and appropriate, with each other in gaining patent term extension wherever applicable to Program Patent Rights covering Program Products. The Parties shall, if necessary and appropriate, use reasonable efforts to agree upon a joint strategy relating to patent term extensions, but, in the absence of mutual agreement with respect to any extension issue, a patent shall be extended if either Party elects to extend such patent. All filings for such extension shall be made by the Party to whom the patent is assigned, PROVIDED, HOWEVER, that in the event that the Party to whom the patent is assigned elects not to file for an extension, such Party shall (i) inform the other Party of its intention not to file and (ii) grant the other Party the right to file for such extension.

         SECTION 5.8 PATENT MARKING. Becton Dickinson agrees to comply with the patent marking statutes in each country in which Program Products are sold by Becton Dickinson or Approved Sublicensees.


                                   ARTICLE VI

                                 CONFIDENTIALITY

         SECTION 6.1 CONFIDENTIAL INFORMATION. All Confidential Information disclosed by a Party to the other Party during the term of this Agreement shall not be used by the receiving Party except in connection with the activities contemplated by this Agreement, shall be maintained in confidence by the receiving Party (except to the extent reasonably necessary for regulatory approval of products developed by Becton Dickinson or MPMx or any of their respective Affiliates or Approved Sublicensees or for the filing, prosecution and maintenance of Patent Rights), and shall not otherwise be disclosed by the receiving Party to any other person, firm, or agency, governmental or private, without the prior written consent of the disclosing Party, except to the extent that the Confidential Information (as determined by competent documentation):

                  a. was known or used by the receiving Party prior to its date of disclosure to the receiving Party; or

                  b. either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party by sources other than the disclosing Party rightfully in possession of the Confidential Information and not bound by confidentiality obligations to the disclosing party; or



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

                  c. either before or after the date of the disclosure to the receiving Party is or becomes published or generally known to the public (including information known to the public through the sale of products in the ordinary course of business) through no breach hereof on the part of the receiving Party or its sublicensees; or

                  d. is independently developed by or for the receiving Party without reference to or reliance upon the Confidential Information; or

                  e. is required to be disclosed by the receiving Party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, PROVIDED THAT the receiving Party provides prior written notice of such disclosure to the disclosing Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

         SECTION 6.2 DISCLOSURE OF PROVISIONS OF AGREEMENTS.

                  a. Each Party agrees to hold as confidential the terms of this Agreement and the Stock Purchase Agreement except that each Party shall have the right to disclose such terms to potential investors and other third parties in connection with financing activities, PROVIDED THAT any such third party has entered into a written obligation with the disclosing Party to treat such information and materials as confidential. At the request of the other Party, the disclosing Party shall use commercially reasonable efforts to enforce such obligations against such third parties.

                  b. In the event that this Agreement or the Stock Purchase Agreement shall be included in any report, statement or other document filed by either Party or an Affiliate of either Party with the SEC, such Party shall use, or shall cause its Affiliate, as the case may be, to use, reasonable efforts to obtain confidential treatment from the SEC of any financial information or other information of a competitive or confidential nature, and shall include in such confidentiality request such provisions of this Agreement as may be reasonably requested by the other Party.

         SECTION 6.3 EMPLOYEE AND ADVISOR OBLIGATIONS. Becton Dickinson and MPMx each agree that they shall provide Confidential Information received from the other Party only to their respective employees, consultants and advisors, and to the employees, consultants and advisors of such Party's Affiliates, who have a need to know, PROVIDED THAT such employees, consultants and advisors agree to treat such information and materials as confidential.

         SECTION 6.4 TERM. All obligations of confidentiality imposed under this
Article VI shall expire five (5) years following termination or expiration of this Agreement.



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               Confidential Materials omitted and filed separately
    with the Securities and Exchange Commission. Asterisks denote omissions.


         SECTION 6.5 PUBLICATIONS. The Parties acknowledge that scientific lead time is a key element of the value of the Research Program and further agree that scientific publications must be strictly monitored to prevent any adverse effect of the premature publication of results of the Research Program and the Development Program. The Parties shall establish a procedure for publication review and approval and each Party shall first submit to the other Party an early draft of all such publications, whether they are to be presented orally or in written form, at least two (2) months prior to presentation or submission for publication. Each Party shall review each such proposed publication in order to avoid the unauthorized disclosure of a Party's Confidential Information and to preserve the patentability of inventions arising from the Research Program and the Development Program. If, as soon as reasonably possible but no longer than [**] following receipt of an advance copy of a Party's proposed publication, the other Party informs such Party that its proposed publication contains Confidential Information of the other Party, then such Party shall delete such Confidential Information from its proposed publication. If, as soon as reasonably possible but no longer than [**] following receipt of an advance copy of a Party's proposed publication, the other Party informs such Party that its proposed publication could be expected to have a material adverse effect on any Patent Rights or Know-How of such other Party, then such Party shall delay such proposed publication, for up to [**] from the date the other Party informed such Party of its objection to the proposed publication, to permit the timely preparation and first filing of patent application(s) on the information involved. The Parties agree that all publications of results of the Research Program shall acknowledge the contribution of the other Party and third party collaborators to such results.


                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         SECTION 7.1 REPRESENTATIONS OF AUTHORITY. Becton Dickinson and MPMx each represents and warrants to the other that as of the Execution Date it has, and as of the Effective Date it will have, full right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement. Becton Dickinson and MPMx each represents and warrants to the other that it has the right to grant to the other the licenses and sublicenses granted pursuant to this Agreement, and that, to the best of its knowledge, it has, as of the Effective Date, access to and the right to use its Know-How necessary to perform its obligations hereunder. Becton Dickinson and MPMx each represents and warrants that (a) the execution, delivery and performance by it of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action, and (b) this Agreement has been duly executed and delivered by it and constitutes a valid and binding obligation of it, enforceable in accordance with its terms.



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

         SECTION 7.2 CONSENTS. Becton Dickinson and MPMx each represents and warrants that all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement have been obtained, except with respect to approvals required under the HSR Act.

         SECTION 7.3 NO CONFLICT. Becton Dickinson and MPMx each represents and warrants that the execution and delivery of this Agreement, the performance of such Party's obligations hereunder and the conduct of the Research Program and the Development Program by it (a) do not conflict with or violate any requirement of applicable laws or regulations and (b) do not and shall not conflict with, violate or breach or constitute a default (with or without the giving of notice or lapse of time, or both) or require any consent under, any contractual obligations of such Party or order, judgement or decree to which such Party or any of its assets are bound, except such consents as shall have been obtained prior to the Effective Date.

         SECTION 7.4 EMPLOYEE OBLIGATIONS. Becton Dickinson and MPMx each represents and warrants that all of its employees, officers, consultants and advisors who are or will be involved in the Research Program and in the Development Program have executed or will have executed agreements or have existing obligations under law requiring assignment to such Party of all intellectual property made during the course of and as the result of their association with such Party, and obligating the individual to maintain as confidential such Party's Confidential Information, to the extent required to support such Party's obligations under this Agreement. Becton Dickinson and MPMx each represents and warrants that to its knowledge, none of its employees who are or will be involved in the Research Program are, as a result of the nature of such Research Program to be conducted by the Parties, in violation of any covenant in any contract with a third party relating to non-disclosure of proprietary information, non-competition or non-solicitation.

         SECTION 7.5 THIRD PARTY RIGHTS.

                  a. To the knowledge of MPMx, as of the Execution Date and the Effective Date, the conduct by MPMx of the Research Program and the practice by Becton Dickinson under the rights and licenses granted by MPMx herein does not and shall not knowingly infringe or conflict with the rights of any third party in respect of Know-How or issued patents or published patent applications owned by such third party. To the knowledge of MPMx, as of the Execution Date, none of the Know-How or Patent Rights owned, controlled or used by MPMx that is expected to be utilized by MPMx in the Research Program is being infringed by any third party. As of the Execution Date, there is no claim or demand of any person pertaining to, or any proceeding which is pending or, to the knowledge of MPMx, threatened, that challenges the rights of MPMx in respect of Know-How or Patent Rights owned, controlled or used by MPMx.



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
                  b. To the knowledge of Becton Dickinson, as of the Execution Date and the Effective Date, the conduct by Becton Dickinson of the Research Program and the Development Program does not and shall not knowingly infringe or conflict with the rights of any third party in respect of Know-How or issued patents or published patent applications owned by such third party. To the knowledge of Becton Dickinson, as of the Execution Date, none of the Becton Dickinson Platform Know- How or Becton Dickinson Platform Patent Rights owned, controlled or used by Becton Dickinson that is expected to be utilized by Becton Dickinson in the Research Program and the Development Plan is being infringed by any third party. As of the Execution Date, there is no claim or demand of any person pertaining to, or any proceeding which is pending or, to the knowledge of Becton Dickinson, threatened, that challenges the rights of Becton Dickinson in respect of Becton Dickinson Platform Know-How or Becton Dickinson Platform Patent Rights.

                  c. MPMx represents and warrants that it, as of the Execution Date and the Effective Date, owns, free and clear of all encumbrances, or to the knowledge of MPMx, has the valid right to use, all Know-How and Patent Rights owned, controlled or used by MPMx that are expected to be utilized by MPMx in the Research Program. To the knowledge of MPMx, as of the Execution Date and the Effective Date, no person or entity (other than Lilly under the Lilly Research and License Agreement, Bayer under the Bayer Agreement, MBio under the MBio/MPI Rights Exchange Agreement and third parties granted non-exclusive licenses in the ordinary course of MPMx' business) has any rights to any of the Know-How or Patent Rights owned, controlled or used by MPMx and expected to be utilized by MPMx in the Research Program that would limit MPMx in the conduct of the Research Program or Becton Dickinson in the practice of its rights and licenses granted by MPMx herein.

                  d. Becton Dickinson represents and warrants that, as of the Execution Date and the Effective Date, it owns, free and clear of all encumbrances, or to the knowledge of Becton Dickinson, has the valid right to use, all Becton Dickinson Platform Know-How and Becton Dickinson Platform Patent Rights owned, controlled or used by Becton Dickinson that are expected to be utilized by Becton Dickinson in the Research Program.

                  e. MPMx and Becton Dickinson each represents and warrants that (i) it has taken reasonable precautions (A) to protect its rights in its Know-How and Patent Rights to which it has granted a license herein ("Licensed Intellectual Property") and (B) to maintain the confidentiality of its confidential Licensed Intellectual Property, and (ii) to its knowledge, there have been no acts or omissions (other than those made based on reasonable, good faith business decisions) by its officers, directors, shareholders and employees, the result of which would be to materially compromise its rights to apply for or enforce appropriate legal protection of its Licensed Intellectual Property.



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

         SECTION 7.6 AGREEMENTS WITH MPI.

                  a. MPMx represents and warrants to Becton Dickinson that it has delivered to Becton Dickinson true and correct copies of (i) the Rights Exchange Agreement dated February 1, 1999 by and between MPMx and MPI (the "MPMx/MPI Rights Exchange Agreement"), (ii) the Technology Transfer and License Agreement, (iii) the Trademark License Agreement, (iv) the Administrative Services Agreement and (v) the Research Services Agreement, each dated as of February 1, 1999 and by and between MPMx and MPI. The foregoing agreements are herein referred to as the "Transfer Documents". MPMx hereby further represents and warrants to Becton Dickinson that each of the Transfer Documents is in full force and effect and has not been amended or modified.

                  b. MPMx covenants and agrees with Becton Dickinson that MPMx shall perform all of its obligations arising under the Transfer Documents and that MPMx shall not, without the prior written consent of Becton Dickinson, terminate any of the Transfer Documents, or modify or amend any of the Transfer Documents to the extent that any such amendment or modification would adversely affect the ability of MPMx to fulfill its obligations hereunder.

         SECTION 7.7 YEAR 2000 COMPLIANCE. To the knowledge of MPMx, the statements to be set forth in MPI's Annual Report on Form 10-K for the year ending December 31, 1998 under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations - - Impact on Year 2000," a draft of which has been furnished to Becton Dickinson, are true and correct in all material respects.

         SECTION 7.8 NO WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN OR IN THE STOCK PURCHASE AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND PARTICULARLY THAT PROGRAM PRODUCTS OR THIRD PARTY PHARMACOGENOMIC PRODUCTS WILL BE SUCCESSFULLY DEVELOPED HEREUNDER, AND IF DEVELOPED, WILL HAVE COMMERCIAL UTILITY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.




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               Confidential Materials omitted and filed separately
    with the Securities and Exchange Commission. Asterisks denote omissions.



                                  ARTICLE VIII

                              TERM AND TERMINATION

         SECTION 8.1 TERM. This Agreement shall become effective as of the Effective Date, may be terminated as set forth in this Article VIII, and otherwise remains in effect until the expiration of all of the obligations to pay royalties set forth in Article IV.

         SECTION 8.2 SURVIVAL OF LICENSES.

                  a. LICENSE TO BECTON DICKINSON. Upon the expiration of Becton Dickinson's obligations to pay royalties to MPMx under Section 4.7 with respect to each Program Product, Third Party Pharmacogenomic Product or Pharmacogenomic Service in any country, the licenses under MPMx Program Intellectual Property and MPMx' rights in the Joint Program Intellectual Property set forth in Section 3.1(b) and Section 3.1(d) shall be deemed to be perpetual, fully paid up, non-exclusive licenses with respect to such Program Product, Third Party Pharmacogenomic Product or Pharmacogenomic Service in such country.

                  b. LICENSES TO MPMX. Upon the expiration of MPMx' obligation to pay royalties to Becton Dickinson under Section 4.8 with respect to each MPMx Royalty Bearing Product in any country, the licenses under Becton Dickinson Platform Know- How and Becton Dickinson Platform Patent Rights set forth in Section 3.2(b)(ii) shall be deemed to be perpetual, fully paid-up, non-exclusive licenses with respect to such MPMx Royalty Bearing Product in such country.

         SECTION 8.3 TERMINATION FOR MATERIAL BREACH. Upon any material breach of a material provision of this Agreement by a Party (in such capacity, the "Breaching Party"), the other Party (in such capacity, the "Non-Breaching Party") may terminate this Agreement by providing [**] written notice to the Breaching Party, specifying the material breach. The termination shall become effective at the end of the [**] period unless (a) the Breaching Party cures such breach during such [**] period, or (b) if such breach is not susceptible to cure within [**] of the receipt of written notice of the breach, the Breaching Party is diligently pursuing a cure. Notwithstanding the foregoing, if such breach, by its nature, is incurable the Agreement may be terminated immediately. The Parties shall use reasonable efforts to work together to cure any breach. In the event of a dispute concerning whether a material breach has occurred, the [**] cure period specified above shall be suspended during the period (not to exceed [**]) commencing upon the submission of such dispute for resolution to the Executive Officers and continuing until the earlier of the resolution of such dispute and the end of such [**] period.



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         SECTION 8.4 NO EFFECTIVENESS UPON HSR DENIAL OR TERMINATION OF STOCK
PURCHASE AGREEMENT. The Agreement shall not become effective (and accordingly shall immediately terminate) in the event that (a) the FTC and/or the DOJ shall seek a preliminary injunction against MPMx and Becton Dickinson to enjoin the transactions contemplated by this Agreement and/or the Stock Purchase Agreement; or (b) the HSR Clearance Date shall not have occurred on or prior to June 30, 1999.

         SECTION 8.5 EFFECT OF TERMINATION.

                  a. GENERAL. In the event this Agreement is terminated by either Party, all rights and obligations of the Parties, including performance of work under the Research Program and the Development Program and Becton Dickinson's right to commercialize and develop Program Products, shall cease, except as follows:

                           i.       except as set forth in subsection b(i) or
b(ii) below, all licenses set forth in Sections 3.1 and 3.2 shall survive such termination, subject to continued compliance with obligations related to such licenses, such as the milestone and royalty payments, reports, accounting and auditing provisions of Article IV;

                           ii.      all financial obligations under Article IV
or Article V owed as of the effective date of such termination shall remain effective and shall be timely paid;

                           iii.     the right to complete the manufacture and
sale of Program Products which qualify as "work in process" under generally accepted cost accounting standards or which are in stock at the date of termination, and the obligation to pay royalties on Gross Profits of such Program Products;

                           iv.      obligations set forth in Section 2.12;

                           v.       obligations set forth in Sections 5.5 and\
5.6;

                           vi.      obligations regarding confidentiality set
forth in Article VI;

                           vii.     obligations of defense and indemnity set
forth in Section 10.1, which obligations shall continue in full force and effect for an unlimited period;

                           viii.    any cause of action or claim of MPMx or
Becton Dickinson accrued or to accrue because of any breach or default by the other party hereunder; and

                           ix.      all other terms, provisions,
representations, rights and obligations contained in this Agreement which by their sense and context are intended to survive termination of this Agreement.



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               Confidential Materials omitted and filed separately
    with the Securities and Exchange Commission. Asterisks denote omissions.



                  b.       TERMINATION OF LICENSES.

                           i.       If this Agreement is terminated under
Section 8.3 and MPMx is the Breaching Party, the licenses granted by Becton Dickinson to MPMx under Section 3.2(a) and 3.2(b) shall terminate as of the effective date of such termination, and all sublicenses granted to third parties by MPMx pursuant to Section 3.2 shall also terminate as of such date.

                           ii.      If this Agreement is terminated under
Section 8.3 and Becton Dickinson is the Breaching Party, the licenses granted by MPMx to Becton Dickinson under Section 3.1(a), (b) and (d) shall terminate, and all sublicenses granted to third parties by Becton Dickinson pursuant to Section 3.1(c) shall also terminate as of such date.

                                   ARTICLE IX

                               DISPUTE RESOLUTION

         SECTION 9.1 ALTERNATIVE DISPUTE RESOLUTION. If any controversy, claim or dispute arising out of or relating to [**] with respect to a dispute relating to the issue of [**] of this Agreement has not been resolved by the Executive Officers within thirty (30) days of referral in accordance with Section 2.2 or any other applicable provisions of this Agreement, or if the Executive Officers fail to meet within such thirty (30) days, then either Party may initiate an Alternative Dispute Resolution ("ADR") proceeding as provided in EXHIBIT F hereto; PROVIDED THAT with respect to any such controversy, claim or dispute relating to Section 4.8, the neutral party shall have the qualifications referenced in Section 4.8. The Parties shall have the right to be represented by counsel in such a proceeding.

         SECTION 9.2 NO LIMITATION. Notwithstanding the foregoing, nothing in this Article IX shall be construed as limiting in any way the right of a Party to bring suit with respect to any matter relating to this Agreement or to seek injunctive or other equitable relief from a court of competent jurisdiction with respect to any actual or threatened breach of this Agreement.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1 PRODUCT LIABILITY INDEMNIFICATION.

                  a. BECTON DICKINSON. Becton Dickinson agrees to defend MPMx and its Affiliates at its cost and expense, and shall indemnify and hold MPMx and its



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
Affiliates and their respective directors, officers, employees and agents (the "MPMx Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any claim relating to (i) any breach by Becton Dickinson of any of its representations, warranties or obligations pursuant to this Agreement or (ii) personal injury from the development, manufacture, use, sale or other disposition of any Program Products offered by Becton Dickinson, its Affiliates and/or Approved Sublicensees. In the event of any such claim against the MPMx Indemnified Parties by any third party, MPMx shall promptly notify Becton Dickinson in writing of the claim and Becton Dickinson shall manage and control, at its sole expense, the defense of the claim and its settlement. The MPMx Indemnified Parties shall cooperate with Becton Dickinson and may, at their option and expense, be represented in any such action or proceeding. Becton Dickinson shall not be liable for any litigation costs or expenses incurred by the MPMx Indemnified Parties. In addition, Becton Dickinson shall not be responsible for the indemnification of any MPMx Indemnified Party arising from any negligent or wrongful acts by such party, or as the result of any settlement or compromise by the MPMx Indemnified Parties without Becton Dickinson's prior written consent.

                  b. MPMX. MPMx agrees to defend Becton Dickinson and its Affiliates at its cost and expense, and shall indemnify and hold Becton Dickinson and its Affiliates and their respective directors, officers, employees and agents (the "Becton Dickinson Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any claim relating to (i) any breach by MPMx of any of its representations, warranties or obligations pursuant to this Agreement or (ii) personal injury from the development, manufacture, use, sale or other disposition of any MPMx Royalty-Bearing Products offered by MPMx, its Affiliates and/or its sublicensees. In the event of any claim against the Becton Dickinson Indemnified Parties by any third party, Becton Dickinson shall promptly notify MPMx in writing of the claim and MPMx shall manage and control, at its sole expense, the defense of the claim and its settlement. The Becton Dickinson Indemnified Parties shall cooperate with MPMx and may, at their option and expense, be represented in any such action or proceeding. MPMx shall not be liable for any litigation costs or expenses incurred by the Becton Dickinson Indemnified Parties. In addition, MPMx shall not be responsible for the indemnification of any Becton Dickinson Indemnified Party arising from any negligent or wrongful acts by such party, or as the result of any settlement or compromise by the Becton Dickinson Indemnified Parties without MPMx's prior written consent.

         SECTION 10.2 GOVERNING LAW. This Agreement shall be construed and the respective rights of the Parties determined (including in any arbitration proceeding under Article IX) according to the substantive laws of the State of Delaware notwithstanding the provisions governing conflict of laws under such Delaware law to the contrary and without giving effect to the United Nations Convention on Contracts for the International Sale of Goods, the 1974 Convention on the Limitation Period in the International Sale of Goods (the "1974 Convention") and the Protocol amending the 1974 Convention, done at Vienna April 11, 1980, except matters of



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
intellectual property law which shall be determined in accordance with the national intellectual property laws relevant to the intellectual property in question.

         SECTION 10.3 ASSIGNMENT. Neither MPMx nor Becton Dickinson may assign this Agreement in whole or in part without the consent of the other Party, which consent shall not be unreasonably withheld, PROVIDED, HOWEVER, that MPMx may assign this Agreement without the consent of Becton Dickinson if such assignment is in connection with a Change of Control.

         SECTION 10.4 AMENDMENTS. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all previous arrangements with respect to the subject matter hereof, whether written or oral. Any amendment or modification to this Agreement shall be made in writing signed by both Parties.

         SECTION 10.5 NOTICES.

         Notices to MPMx shall be addressed to:

                    Millennium Predictive Medicine, Inc.
                    640 Memorial Drive
                    Cambridge, MA 02139
                    Attn: President

with a copy to:

                    Millennium Predictive Medicine, Inc.
                    640 Memorial Drive
                    Cambridge, MA 02139
                    Attention: Legal Department

         Notices to Becton Dickinson shall be addressed to:

                    Caroline Popper
                    Becton Dickinson BioSciences
                    54 Loveton Circle
                    Sparks, MD 21152

with copies to:

                    Becton, Dickinson and Company
                    1 Becton Drive
                    Franklin Lakes, NJ  07417
                    Attn: Vice President and Chief Intellectual Property Counsel

                    JoAnn Boland
                    Becton Dickinson BioSciences

                    11435 Saddlewood Lane
                    Concord, OH  44077

         Any Party may change its address by giving notice to the other Party in the manner herein provided. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, or (c) sent by facsimile transmission with an original to be followed the same day via a reputable overnight courier service, in each case properly addressed in accordance with the paragraph above. The effective date of notice shall be the actual date of receipt by the Party receiving the same.

         SECTION 10.6 FORCE MAJEURE. No failure or omission by the Parties in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the Parties, including, but not limited to, the following: acts of God; acts or omissions of any government; any rules, regulations or orders issued after the Execution Date by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; and invasion and provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above-mentioned causes.

         SECTION 10.7 PUBLIC ANNOUNCEMENTS. Any announcements or similar publicity with respect to the execution of this Agreement or the Stock Purchase Agreement shall be agreed upon among the Parties in advance of such announcement as set forth herein. Either Party may make such public announcements with respect hereto. The Parties agree that any such announcement shall not contain Confidential Information and, if disclosure of Confidential Information is required by law or regulation, shall make reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information which is disclosed to a governmental agency or group. Each Party agrees to provide to the other Party with a copy of any public announcement as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, each Party shall provide the other with an advance copy of any public announcement at least five (5) business days prior to the scheduled disclosure. Each Party shall have the right to expeditiously review and recommend changes to any announcement regarding this Agreement or the subject matter of this Agreement, PROVIDED THAT such right of review and recommendation shall only apply for the first time that specific information is to be disclosed, and shall not apply to the subsequent disclosure of substantially similar information that has previously been disclosed. Except as otherwise required by law, the Party whose public announcement has been reviewed shall remove or revise any information the reviewing Party reasonably deems to be inappropriate for disclosure.

         SECTION 10.8 INDEPENDENT CONTRACTORS. It is understood and agreed that the relationship between the Parties hereunder is that of independent contractors and


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


that nothing in this Agreement shall be construed as authorization for either MPMx or Becton Dickinson to act as agent for the other. The Program Directors and members of Project Teams shall remain employees of Becton Dickinson or MPMx, as the case may be.

         SECTION 10.9 NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against any Party.

         SECTION 10.10 HEADINGS. The captions or headings of the sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

         SECTION 10.11 NO IMPLIED WAIVERS; RIGHTS CUMULATIVE. No failure on the part of MPMx or Becton Dickinson to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

         SECTION 10.12 SEVERABILITY. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

         SECTION 10.13 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

         SECTION 10.14 HSR FILING. As soon as practicable after the Execution Date, each of Becton Dickinson and MPMx shall promptly file any Notification and Report Forms and related materials that either such Party may be required to file with the FTC and the DOJ under the HSR Act, shall seek to obtain an early termination of the applicable waiting period, and shall promptly make any further filings or information submissions pursuant thereto, or responses to requests to additional information thereunder, that may be necessary, proper or advisable.







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


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.


                                   MILLENNIUM PREDICTIVE MEDICINE, INC.


                                   By: /s/ Kenneth J. Connroy
                                       ----------------------------------------
                                       Name: Kenneth J. Connroy
                                       Title: President


                                   By: /s/ Lawrence W. Reid
                                       ----------------------------------------
                                       Name: L. Reid
                                       Title: Senior Director, Research and
                                              Development



                                   BECTON, DICKINSON AND COMPANY


                                   By: /s/ Vincent Forlenza
                                       ----------------------------------------
                                       Name: Vincent Forlenza
                                       Title: Senior Vice President


                                   By: /s/ Deborah J. Neff
                                       ----------------------------------------
                                       Name: Deborah J. Neff
                                       Title: President-BDB


Millennium Pharmaceuticals, Inc. hereby agrees to (a) fulfill its obligations under Section 2.1(c), and (b) for so long as MPMx remains an Affiliate of MPI, unconditionally guarantee the obligations and liabilities of MPMx under this Agreement. MPI hereby acknowledges and agrees that (i) MPMx and Becton Dickinson may amend or modify this Agreement without the requirement of providing notice of such amendment or modification to MPI or of obtaining MPI's consent thereto and (ii) Becton Dickinson shall be entitled to interact and deal with MPMx on all matters relating to this Agreement (and any modifications or amendments hereto) without regard to the guaranty made by MPI hereunder, and that in each such case, the obligations and liabilities of MPI under this guaranty shall not be released or otherwise affected or impaired as a result thereof.


                                   MILLENNIUM PHARMACEUTICALS, INC.


                                   By: /s/ Mark Levin
                                       -----------------------------------------
                                       Name: Mark Levin
                                       Title: CEO



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
               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                    EXHIBIT A

                             NON-COLON PRODUCT AREAS





      Disease Area               Staging Product              Screening Product
      ------------               ---------------              -----------------

          [**]                        [**]                           [**]
--------------------------------------------------------------------------------
          [**]                        [**]                           [**]
--------------------------------------------------------------------------------
          [**]                                                       [**]
--------------------------------------------------------------------------------
          [**]
--------------------------------------------------------------------------------
          [**]                        [**]
--------------------------------------------------------------------------------
          [**]                        [**]
--------------------------------------------------------------------------------


An "x" indicates an Exclusive Product Area as of the Execution Date.




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

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                    EXHIBIT B

                          RESEARCH AND DEVELOPMENT PLAN

         The goals of the program are to develop more effective cancer screening tools, diagnostic staging assays, and diagnostic tools to direct the appropriate regime of chemotherapy. The goal of screening assays is to identify disease in the absence of clinical symptoms. The test will likely be an immunochemistry test for the detection of circulating shedded antigens and the determination of the tissue of origin. The goal of staging assays is to provide accurate staging and assessment of aggressiveness to determine the course of therapy. The goal of chemoprediction assays is to identify effective therapy of the diagnosed cancer.

         The specific program milestones are to discover novel genetic markers, validate the clinical utility of the markers, submit for regulatory approval and commercialize as diagnostic and pharmacogenomic tests. MPMx will discover the markers and validate the clinical efficacy. The development of the assay in a homebrew format may be done by MPMx or Becton Dickinson, dependent of the particular product. Becton Dickinson will develop the assay in a commercial format, conduct clinical trials in support of regulatory approval and commercialize the assay.

GENERAL PROGRAM TASKS AND MILESTONES

         [**].

Milestones by Phase are:

  PHASE 0:

  -  [**]
  -  [**]
  -  [**]
  -  [**]
  -  [**]
  -  [**]
  -  [**]
  -  [**]
  -  [**]
  -  [**]

  PHASE 1:

  -  [**]
  -  [**]
  -  [**]
  -  [**]

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


     -    [**]
     -    [**]
     -    [**]
     -    [**]
     -    [**]
     -    [**]

     PHASE 2:

     -    [**]
     -    [**]
     -    [**]
     -    [**]
     -    [**]
     -    [**]
     -    [**]
     -    [**]
     -    [**]

     PHASE 3:

     -    [**]
     -    [**]
     -    [**]
     -    [**]
     -    [**]
     -    [**]

     PHASE 4:

     -    [**]
     -    [**]
     -    [**]

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                    EXHIBIT C

                               YEAR [**] MILESTONE


         a.       YEAR [**] MILESTONE COMPOSITION.

                  i. The Year [**] Milestone consists of [**] all more fully described below. Successful achievement of the Year [**] Milestone by MPMx shall occur once it has been determined that all the requirements for each component ("Requirements") have been met by [**].

                  ii.      Specific Components of the Year [**] Milestone.

                           (a)      [**]

                                    (i)      The Requirements for fulfilling the
[**] shall consist of subsections(a)(ii) - (A), (B), (C), (a)(iii), (a)(iv),
(a)(v), and (a)(vi) below.

                                    (ii)     At least [**] of the overall total
projects in the Exclusive Product Area(s) [**] initiated during the [**] being referred to herein, as "Successful Projects") shall have met the following achievements:

                                             (A)      [**];

                                             (B)      [**] Product.

                                             (C)      [**] Product.

                                    (iii)    [**] PROVIDED, HOWEVER, that [**];

                                    (iv)     For projects in [**] of MPMx's
research milestones [**] set forth in the Research Plans [**];

                                    (v)      [**] the [**] by the Joint Steering
Committee for such Research Plans.

                                    (vi)     [**] agreed to by the Joint
Steering Committee for the Research Plans for such Products.

                           (b)      [**]

                                    (i)      The Requirements for fulfilling the
[**] shall consist of subsections (b)(ii) and (b)(iii) below.

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                    (ii)     [**] under the Research Program
have been [**].

                                    (iii)    [**] under the Research Program
have [**].

                           (c)      [**]

                                    (i)      The Requirements for fulfilling the
II shall consist of subsections (c)(ii) - (iii) below.

                                    (ii)     No later than [**], the Parties
shall by mutual agreement [**] of the [**]. Specifically, the [**] shall include an [**] and for which Research Plans [**].

                                    (iii)    In the event that [**].

                                    b.       ADJUSTMENTS [**]

                  Notwithstanding anything to the contrary in this Exhibit C, as a condition precedent to MPMx's timely performance of its obligations with respect to the [**] as described in each Research Plan [**] for such Requirements [**].

                                    EXHIBIT D

                            FORM OF CONVERTIBLE NOTE

               Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                    EXHIBIT E

                            RESEARCH FUNDING PAYMENTS
                             FOR FIRST CONTRACT YEAR




                                          PAYMENT TO BE              AMOUNT OF
                PERIOD                  MADE ON OR BEFORE             PAYMENT
        ----------------------          --------------------         ---------
        FIRST CONTRACT QUARTER          WITHIN 10 DAYS AFTER            [**]
                                          EFFECTIVE DATE

                 [**]                          [**]                     [**]
                 [**]                          [**]                     [**]
                 [**]                          [**]                     [**]
                 [**]                          [**]                     [**]
                 [**]                          [**]                     [**]
                 [**]                          [**]                     [**]

                                    EXHIBIT F

                    ALTERNATIVE DISPUTE RESOLUTION PROCEDURES


         a. To begin an ADR proceeding, a Party shall provide written notice to the other Party of the issues to be resolved by ADR. Within fourteen
(14) days after its receipt of such notice, the other Party may, by written notice to the Party initiating the ADR, add additional issues subject to ADR pursuant to Section 9.1 to be resolved within the same ADR.

         b. Within twenty-one (21) days following receipt of the original ADR notice, the Parties shall select a mutually acceptable neutral party to preside in the resolution of any disputes in this ADR proceeding. If the Parties are unable to agree on a mutually acceptable neutral party within such period, a Party may request the President of the CPR Institute for Dispute Resolution ("CPR"), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral party pursuant to the following procedures:

                  i. The CPR shall submit to the Parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director or shareholder of a Party or any of their Affiliates.

                  ii. Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

                  iii. Each Party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a Party believes a conflict of interest exists regarding any of the candidates, that Party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any Party failing to return a list of preferences on time shall be deemed to have no order of preference.

                  iv. If the Parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral party the candidate for whom Becton Dickinson on the one hand, and MPMx on the other hand, have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the Parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral party the candidate for whom the Parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subsection b(i)-(iv) shall be repeated.

         c.       No earlier than twenty-eight (28) days or later than fifty-six
(56) days after selection, the neutral party shall hold a hearing to resolve each of the issues identified by the Parties. The ADR proceeding shall take place at a location agreed upon by the Parties. If the Parties cannot agree, the neutral party shall designate a location other than the principal place of business of either Party or any of their Affiliates.

         d. At least seven (7) days prior to the hearing, each Party shall submit the following to the other Party and the neutral party:

                  i. a copy of all exhibits on which such Party intends to rely in any oral or written presentation to the neutral party;

                  ii. a list of any witnesses such Party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

                  iii. a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

                  iv. a brief in support of such Party's proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

         Consistent with subsections d(i)-(iv), the neutral party shall establish the rules for discovery, including depositions, interrogatories, requests for admissions, or production of documents.

         e. The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

                  i. Each Party shall be entitled to five (5) hours of hearing time to present its case. The neutral party shall determine whether each Party has had the five (5) hours to which it is entitled.

                  ii. Each Party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross- examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross- examination.

                  iii. The Party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but